     THIS LEASE, made and entered into as of the Date of Lease, by and between NORTH VALLEY TECH LLC, a Delaware limited liability company, hereinafter referred to as "Landlord", and PAC-WEST TELECOMM, INC., a California corporation, hereinafter referred to as "Tenant".

                             W I T N E S S E T H:

     In consideration of the covenants and agreements hereinafter set forth to be performed by the parties hereto, it is agreed by and between Landlord and Tenant as follows:

     1.   Definitions and Basic Terms. The following terms, whenever set forth
          ---------------------------
in initial capitals in this Lease, shall have the meanings set forth hereinbelow, except as otherwise expressly provided, or unless the context otherwise requires:

     (a)  Date of Lease:      The date on which Landlord executes the Lease, as
                              set forth on the signature page hereof.

     (b)  Landlord's Mailing  55 Public Square, Suite 1900
          Address:            Cleveland, Ohio 44113

     (c)  Tenant's Mailing    4210 Coronado Avenue
          Address:            Stockton, California 95204

     (d)  Building:           North Valley Tech Center, both land and
                              improvements

     (e)  Premises:           Suite Number 100, located at 500 E. 84/th/ Avenue,
                              Thornton, CO 80229 on the first (1st) floor of the east Building, containing approximately 24,316 useable square feet, (computed by measuring the demised premises from the interior of the windows to the exterior face of the corridor wall, and from the center of partitions separating the demised premises from adjoining premises, but with no deductions made for columns and projections necessary to the Building) equal to 26,504 rentable square feet (which area includes a proportionate share of the Common Areas and Facilities), as hatched or outlined on the floor plan attached hereto as Exhibit A.

     (f)  Term:               "Term" shall mean a period of ten (10) years,
                              unless sooner terminated or extended in accordance with this Lease.

     (g)  Commencement Date:  The date that is the earlier to occur of (i) April
                              1, 2000 or (ii) the date that a temporary certificate of occupancy for the Premises is issued by the City of Thornton, Colorado.

     (h)  Termination Date:   March 31, 2010

     (i)  Base Rent:          The amounts, for the periods, set forth below,
                              payable in monthly installments in advance:

                                                      Annual      Monthly      Rate Per
                                 Period             Base Rent   Installment  Square Foot
                                 ------             ---------   -----------  -----------
                                 4/1/00 - 3/31/05  $390,934.00  $32,577.83     $14.75
                                 4/1/05 - 3/31/10  $417,438.00  $34,786.50     $15.75

     (j)  Rent:               The Base Rent or Adjusted Base Rent, as the case
                              may be, and all other charges or sums payable hereunder.

     (k)  Security Deposit:   Thirty-Two Thousand Five Hundred Seventy-Seven and
                              83/100 Dollars ($32,577.83)

     (l)  Tenant's Share:     The percentage which the rentable area of the
                              Premises is of the total rentable area of the Building as of the end of the calendar year, which as of the end of the first calendar year is agreed to be 5.832%. Adjustments to the rentable area of the Premises or the Building will result in a proportionate adjustment to the Percentage of Tenant's Share.

     (m)  Permitted Use:      To install, operate and repair telecommunications
                              equipment; market and provide telecommunications services; to maintain general offices; to provide facilities and services to Tenant's colocation customers; to install and repair off-site telecommunication equipment and to accommodate related personnel.

     (n)  Base Year:          The calendar year commencing January 1, 2000, and
                              ending December 31, 2000.

     (o)  Comparison Year:    The first full calendar year following the Base
                              Year and each subsequent full calendar year of the Term.

     (p)  Operating Expenses: All expenses incurred during the Base Year or the
                              Comparison Year, calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), in the operation, improvement, repair, replacement and maintenance of the Building including, without limitation, (i) the cost of water and sewer, insurance, labor, cleaning materials and supplies, and security, if any; (ii) expenses for management, maintenance of elevators and mechanical systems, rubbish removal, window washing and other services, and roof repairs;
                              (iii) the opera-
                              tion, improvement, repair, replacement and maintenance of the Building Common Areas and Facilities including all surfaces, floor and wall coverings, decorative items, and window coverings, lighting facilities and exteriors; and (iv) the cost of any operation, improvement, repair, replacement or maintenance which does not materially add to the value of the Building nor appreciably prolong its life, but merely keeps the Building in ordinarily efficient operating condition, except that if such improvement, repair or replacement results in a substantial cost, labor or energy saving, such cost shall be deemed an Operating Expense. All such costs will be amortized over the number of years required by GAAP, with an appropriate finance charge, all of which shall be considered an Operating Expense. If and for so long as the Building is less than fully leased and occupied, Operating Expenses shall include an amount representing the estimated operating expenses that Landlord would incur if the Building was 95% leased and occupied, as determined by Landlord in a reasonable, customary and commonly accepted manner.

                              Notwithstanding anything to the contrary in the definition of Operating Expenses, the Operating Expenses shall not include the following:

                                   (1)  The cost of repair to the Building,
                                        including the Premises, to the extent
                                        the cost of the repairs is reimbursed by insurance or condemnation proceeds, covered by warranty or otherwise reimbursed by third parties other than as a part of Operating Expenses;

                                   (2)  All items and services for which Tenant
                                        or any other tenant in the Building
                                        reimburses Landlord other than through
                                        Operating Expenses (or is so obligated
                                        to reimburse Landlord) and all items and services supplied selectively to any tenant without reimbursement, provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant;

                                   (3)  Advertising and marketing costs,
                                        including, without limitation, leasing
                                        commissions, attorneys' fees in
                                        connection with the negotiation and
                                        preparation of letters, deal memos,
                                        letters of intent, leases, subleases
                                        and/or assignments, space
                                        planning costs, and other costs and
                                        expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants of the Building or their successors;

                                   (4)  The cost of improving or renovating
                                        space for tenants or space vacated by
                                        any tenant (including Tenant),
                                        including, without limitation,
                                        architects', engineers' and space
                                        planners' fees and expenses, and costs
                                        of permits and inspections;

                                   (5)  The cost of utilities charged to
                                        individual tenants (including Tenant)
                                        including any and all costs for Tenant's electrical usage and HVAC usage;

                                   (6)  The depreciation of the Building;

                                   (7) Any payments of any kind due and payable under any mortgage, deed of trust or other financing affecting the Building or under any ground lease or master lease, including, without limitation, any principal, interest, points and fees on debt or amortization payments, and late payment penalties and interest on any real property mortgages or deeds of trust and ground lease payments, and other costs of financing or refinancing the Building;

                                   (8)  Legal, accounting, consulting and other
                                        related expenses associated with the
                                        enforcement of leases, disputes with
                                        lessees or prospective lessees, or the
                                        defense of Landlord's title to the
                                        Building;

                                   (9)  Landlord's general corporate overhead
                                        and general administrative expenses not
                                        related to the operation of the
                                        Building, including costs of preparing
                                        corporate, partnership or other tax
                                        returns, or financial statements not
                                        related to the operation of the
                                        Building, and all compensation to
                                        executives, officers or partners of
                                        Lessor or to persons who are executives
                                        or officers of partners of Landlord or
                                        to any other person at or above the
                                        level of building manager, other than
                                        the building manager of the Building;

                                   (10) Unless required to be charged by
                                        Landlord pursuant to any applicable
                                        requirements, any compensation paid to
                                        clerks, attendants or other persons in
                                        commercial concessions, including
                                        parking facilities operated by Landlord
                                        and other costs directly related to the
                                        operation of such commercial concessions including bookkeeping, parking insurance, parking management fees, tickets, striping and uniforms, and all other costs directly related to the installation, operation and maintenance of such commercial concessions;

                                   (11) Governmental fines or penalties assessed
                                        as a result of Landlord's failure to
                                        make payments in a timely manner or to
                                        comply with applicable requirements;

                                   (12) Except for making repairs or keeping
                                        permanent systems in operation while
                                        repairs are being made, rentals and
                                        other related expenses incurred in
                                        leasing air-conditioning systems,
                                        elevators or other equipment ordinarily
                                        considered to be of a capital nature,
                                        except equipment not affixed to the
                                        Building which is used in providing
                                        janitorial or maintenance services;

                                   (13) Costs of capital improvements and other
                                        costs which are to be capitalized and
                                        not expensed in accordance with GAAP,
                                        including, without limitation, capital
                                        repairs due to casualty, capital costs
                                        of any renovation, improvement or
                                        addition to common areas, capital costs
                                        of compliance with health, safety and
                                        disability access laws to the extent the Building did not comply with such applicable requirements in effect and as interpreted as of the date of this Lease; provided that such costs to comply with applicable requirements arising after the date of this Lease or re-interpreted after the date of this Lease, shall be included in Operating Expenses provided that such permitted capital expenses are amortized over the useful life thereof;

                                   (14) Cost of compliance with laws relating to
                                        hazardous substances or substances which are incurred (a) as a result of Landlord's negligence or intentional acts in the course of construction of the Building, including the selection and use of building materials which Landlord should have known were hazardous substances at the time of their installation, or (b) as a result of the presence of hazardous substances in the soil or groundwater under the Building on or before the date of execution of this Lease;

                                   (15) Liability covered by insurance carried
                                        by Landlord the premiums for which are
                                        included in Operating Expenses, or which would have been covered by insurance otherwise required to be carried by Landlord under this Lease but for failure to insure as a result of Landlord's intentional acts or omissions or negligence (but not as a result of commercial impracticability of obtaining such insurance);

                                   (16) Expenses resulting directly from the
                                        willful misconduct or gross negligence
                                        of Landlord or any of its employees or
                                        agents;

                                   (17) Costs of repairs or modifications to the
                                        Building or Premises, if the Building or Premises are not in full compliance with all governmental regulations, ordinances and laws effective at the Commencement Date;

                                   (18) Any bad debt loss, rent loss or reserves
                                        for bad debts or rent loss and reserves
                                        for capital improvements;

                                   (19) Costs arising from Landlord's charitable
                                        or political contributions;

                                   (20) Costs, including capital costs, incurred
                                        in connection with upgrading the
                                        Building to comply with applicable
                                        requirements as such applicable
                                        requirements were interpreted as of the
                                        Commencement Date of this Lease;
                                        provided that
                                        such costs to comply with applicable
                                        requirements arising after the
                                        Commencement Date of this Lease or re-
                                        interpreted after the Commencement Date
                                        of this Lease, shall be included in
                                        Operating Expenses;

                                   (21) Costs arising from repairs for
                                        construction of design defects in the
                                        Building (including, without limitation, any building systems) or in lessee improvements installed by Landlord;

                                   (22) Legal expenses, accounting expenses,
                                        other professional fees and other
                                        transactional costs arising out of the
                                        sale, syndication or financing of the
                                        Building or any interest therein, or the construction of improvements;

                                   (23) Costs of disputes between Landlord and
                                        any third party regarding matters
                                        unrelated to the Building;

                                   (24) Costs of disputes between Landlord and
                                        any employee, agent or contractor of
                                        landlord or with any mortgagee or ground lessor;

                                   (25) If Landlord fails to carry any of the
                                        insurance required to be carried by
                                        Landlord pursuant to the terms of this
                                        Lease, any cost which would have been
                                        covered by such insurance coverage; and

                                   (26) Any rental amount applied for the
                                        management / leasing office in the
                                        Building.

                              Notwithstanding anything herein to the contrary, Landlord shall not be entitled to include the costs of capital replacements or expenditures except that, in the event Landlord installs equipment in, or makes improvements or alterations to, the Building which are for the purpose of either (a) reducing energy, maintenance or other operating costs, or (b) which are required under any governmental laws, rules, regulations or ordinances which are not required on the Commencement Date, then, even though such costs are capital expenditures, Landlord may include in Operating Expenses reasonable charges for the same so as to amortize such investment over the useful life of such equipment, improvement or alteration on a straight-line basis, provided, however, with respect to items of the type described in clause (a), the amount included in Operating Expenses in any year shall not exceed the annual savings which were reasonably projected to result from that expenditure at the time it was made.

     (q)  Taxes:              Taxes and assessments, special or otherwise,
                              (including all expenses incurred in connection with disputing the amounts thereof) and sewer charges, if any, levied or assessed upon or with respect to the Building and the land upon which it is located, or upon or against the rent payable hereunder for the privilege of leasing real property. If and for so long as the Building is less than fully leased and occupied, Taxes shall include an amount representing the estimated taxes that Landlord would incur if the Building was fully leased and occupied, as determined by Landlord in a reasonable, customary and commonly accepted manor.

     (r)  Common Areas and    The common areas of the Building including, but
          Facilities:         not limited to, lobbies, vestibules, stairways,
                              corridors, passenger and freight elevators, truck docks, and access roads.

     (s)  Electric service    N/A
          charge:

     (t)  Broker:             CB Richard Ellis, Inc.
                              Independence Plaza
                              1050 Seventeenth Street, Suite 800
                              Denver, CO 80265

                              And

                              Partners National Real Estate Group, Inc.
                              3838 Oak Lawn Avenue
                              Suite 850
                              Dallas, Texas 75219

     (u)  Guarantor:          N/A


     2.   Premises; Term.
          --------------

          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, for the Term and upon the conditions, covenants, and agreements hereinafter set forth.

          (b) Subject to paragraph 17 hereof Tenant shall have a nonexclusive right to use the Common Areas and Facilities of the Building which lead to and from the Premises and other areas shared with other tenants in the Building. Nothing herein contained shall be construed as a demise to Tenant of the roof, exterior walls of the Building, space outside the Premises, air rights above or outside of the Premises, or of the Common Areas and Facilities.

          (c) Landlord warrants that it is the lawful tenant under that certain ground lease dated July 22, 1969 and recorded on July 22, 1969, as instrument no. 734560 in Book 1166 at page 140 of the Official Records of Adams County, Colorado and that the term of such ground lease has been extended to a date that extends beyond the time of the Term, as extended, if at all, pursuant to Section 60 of this Lease.

     3.   Possession/Tenant Improvements.  All work and items not within the
          ------------------------------
scope of the Landlord Improvements to be furnished and installed in the Premises (the "Lessee Improvements"), such as furniture, furnishings, equipment and telephones, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule compatible with the schedule of Landlord's contractors and shall conduct its work in such a manner and at times as not to unreasonably interfere with or delay the work of Landlord's contractors. Tenant shall not begin installing Tenant Improvements without Landlord's prior approval of Tenant's contractors, subcontractors and all materials and items to be used for and incorporated in Tenant Improvements, which approval shall not be unreasonably withheld. Subject to the preceding requirements, Landlord shall complete items 1, 6 and 8 under "Construction/Demolition" in Exhibit "E" on or before January 15, 2000 and give access and entry to the Premises to Tenant and its contractors and subcontractors for installation of the Tenant Improvements not later than January 1, 2000. If entry is prior to the Commencement Date, the entry shall be subject to all the terms and conditions of this Lease except the payment of Base Rent.

     4.   Rent. Tenant shall pay Landlord the Rent, without deduction or offset,
          ----
in advance, on or before the tenth day of each calendar month during the Term, at Landlord's Mailing Address, or at such other place as Landlord may from time to time designate in writing. The first month's Base Rent shall be paid upon execution hereof. The installment of Rent payable for any partial calendar month shall be prorated based upon a 30-day calendar month. Checks delivered in payment of Rent shall not constitute payment until paid by the drawee. Tenant however shall not be responsible for delays in the collection of checks caused by the Landlord, Landlord's bank or the clearing house. Delivery of a check by the tenth (10) of a month which is promptly paid in the ordinary course of business shall satisfy the payment requirements of this section. The covenant to pay Rent hereunder is independent of any other covenant contained in this Lease.

     5.   Rent Escalation.
          ---------------

          (a) There shall be added to the Base Rent for each Comparison Year, Tenant's Share of the net aggregate increase, if any, in the amount of Operating Expenses and Taxes for the Comparison Year over those for the Base Year. The Base Rent as so increased is herein referred to as the "Adjusted Base Rent". The Adjusted Base Rent for any Comparison Year shall serve as the basis for an estimate of Adjusted Base Rent due for the next Comparison Year until the computation for that Comparison Year has been made. The difference between the actual increase in Operating Expenses and Taxes for any Comparison Year and the estimated Adjusted Base Rent for such Comparison Year shall be promptly paid by Tenant upon Tenant's receipt of a statement of such adjustment. After the Adjusted Base Rent has been established, it shall retroactively become payable from the beginning of the calendar year. The remaining monthly Rent installments shall be adjusted accordingly. Amounts due for any partial year of the Term in accordance with the foregoing shall be prorated on a calendar year basis. Additionally, within one hundred twenty (120) days after the end of the Base Year, Landlord will submit to Tenant for Tenant's review the compilation of the Operating Expenses and Taxes, adjusted as required in this Lease, for the Base Year. After receipt of such statement, Tenant will have one hundred twenty (120) days to dispute any item in the statement or manner of calculation of the Operating Expenses and Taxes.

          With respect to Taxes, the statement of adjustment shall reflect, as of the date prepared, Taxes incurred for the Base Year and for the Comparison Year, whether the same shall be definitive or subject to subsequent revision. Should Taxes for the Base Year or any Comparison Year be subsequently reduced or increased, Landlord shall recompute the Taxes using the amount of the Taxes for the Base Year as so reduced or increased for all Comparison Years prior to the Comparison Year in which the reduction or increase is granted. In the event of any tax abatements, tax phase-in or other similar tax programs that result in an artificially lowered tax amount for the Base Year, the tax amount established for the Base Year will be increased to reflect the amount that would have been expended in the absence of such programs. All changes to Adjusted Base Rent due from Tenant by reason thereof shall be payable within thirty (30) days after Tenant's receipt of the statement therefor.

          (b) Landlord shall, during Landlord's regular business hours, make available to Tenant records, in reasonable detail, of Operating Expenses and Taxes for the period covered by such statement or statements, for a period of ninety (90) days after the mailing of such statements to Tenant. If Tenant shall not dispute any item in any such statement within thirty
     (30) days following Tenant's receipt of such statement, Tenant shall be deemed to have waived any objection thereto.

     6.   Security Deposit.
          ----------------

          (a) Tenant has deposited with Landlord the Security Deposit, the receipt of which (if by check subject to collection) is hereby acknowledged. The Security Deposit shall be held by Landlord, without liability for interest thereon, as security for full performance due of Tenant under this Lease. Upon expiration of the Term and written request therefor, the Security Deposit shall be returned to Tenant, unless Landlord has reasonable cause to withhold all or a portion thereof.

          (b) If any Rent shall be overdue and unpaid, or should Landlord have made payments on behalf of Tenant, or should Tenant fail to perform any of the covenants or agreements of this Lease, then Landlord may, without prejudice to any other remedy which Landlord may have, apply all or a portion of the Security Deposit toward the payment of Rent, or toward any loss, damage or expense sustained by Landlord resulting therefrom. In such event Tenant shall forthwith restore the Security Deposit to the original sum.

          (c) In the event bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied first to the payment of Rent due to Landlord for all periods prior to the institution of such proceedings.

          (d) In the event that Landlord's interest in the Premises is sold, transferred or assigned, Landlord shall deliver the Security Deposit to the acquirer of such interest. Thereupon, Landlord shall be discharged and released from all further liability with respect to the Security Deposit and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. This provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be held responsible in connection with the Security Deposit, unless it has received the Security Deposit.

     7.   Personal Property and Business Taxes.  Tenant shall pay, prior to
          ------------------------------------
delinquency, all taxes assessed against or levied upon fixtures and all property of Tenant located in the Premises. When possible, Tenant shall cause said fixtures and property to be assessed and billed separately from the real property of which the Premises form a part. In the event any or all of Tenant's fixtures and property shall be assessed and taxed against Landlord, Tenant shall pay said taxes within ten (10) days after receipt of a written statement setting forth the amount of taxes applicable to Tenant's fixtures and property. Tenant shall pay, prior to delinquency, all license fees and taxes imposed upon the business of Tenant.

     8.   Use. Absent the prior written consent of Landlord, Tenant shall not
          ---
use the Premises other than for the Permitted Use. Tenant shall not use the Premises in violation of any law or of the certificate of occupancy issued for the Building. Within five (5) days of receipt of a notice from Landlord, Tenant shall discontinue any use of the Premises which is declared unlawful or which imposes any duty upon Landlord. Tenant shall not permit anything to be done which will invalidate or increase the cost of insurance covering the Building or property located therein. Tenant shall, upon demand, reimburse Landlord for any additional premium charged by reason of Tenant's failure to comply with the provisions hereof.

     9.   Alterations and Improvements.  Except as may be provided in the "Work
          ----------------------------
Letter" attached hereto as Exhibit "E" and made a part hereof, or as otherwise provided in this Lease, Landlord shall not be required to alter or improve the Premises or the Building. Tenant accepts the Premises in an "as is" condition and agrees to perform alterations or improvements to the Premises in accordance with plans and specifications prepared by a certified architect, all at Tenant's sole cost and expense, subject to Landlord's prior approval, and in accordance with all applicable laws, ordinances, rules and regulations. Prior to commencing any alteration or improvement to the Premises, Tenant shall forward to Landlord three (3) sets of blueprints and one (1) set of sepias of Tenant's proposed work, and Landlord will complete its review of Tenant's plans within three (3) business days. Landlord may in its sole discretion impose requirements as to the manner of performance of any work by or for Tenant in the Premises. All work shall be performed in a good and workmanlike manner using quality material and shall be promptly completed, lien-free, by a contractor who is insured, bonded and has been pre-approved by Landlord. Prior to the commencement of such work, Tenant or Tenant's general contractor agrees to deliver to Landlord a Certificate of Worker's Compensation insurance in statutory limits from each contractor and subcontractor as well as evidence of automobile insurance, including "non-owned" automobiles, covering personal injury, bodily injury and property damage, including death resulting therefrom, in the combined single limit amount of $1,000,000.00 and comprehensive general liability in the combined single limit amount of $1,000,000.00, with Landlord listed as an additional named insured.

     Tenant shall provide Landlord with properly completed lien waivers executed by Tenant's general contractor and, as to labor and materials valued in excess of $5,000.00, by every subcontractor, including sole proprietorships, participating in Tenant's work, and every material supplier delivering materials directly to the Premises.

     10.  Ownership of Improvements.
          -------------------------

          (a) All alterations and improvements in the Premises made by either party (except to Tenant's personal property, furniture and furnishings, signs and trade fixtures) shall become the property of Landlord and shall be surrendered with the Premises as provided for herein.

          (b) Tenant shall have the option to remove, at Tenant's sole cost and expense, and retain all of Tenant's owned or leased telecommunications equipment, telecommunications switches, antennas, computer hardware, fiber cables and other fiber optic transmission facilities, transmission equipment, machinery, equipment, air conditioning components, furniture, and other tangible personal property including dies, tools, jigs, and office equipment and all equipment belonging to co-locators. Without limitation of the foregoing the Tenant can remove:

          (1)  All, equipment and machinery installed by Tenant;

          (2) all HVAC equipment, provided that Tenant's contractors shall perform such removal and restore the areas where the equipment has been located to a condition at least as good as received, normal wear and tear excepted and may remove all associated work if requested by Landlord, which may include ducting, electrical runs and enclosures, all at Tenant's sole cost and expense;

          (3) All ALCATEL and DSC switch equipment and associated peripheral equipment, all transmission switch equipment, patch panel and associated cables, co-location cabinets and associated equipment, all electrical equipment associated with this equipment and including all battery and UPS power plant equipment;

          (4) All generators, fuel tanks and associated piping and sound control gear and associated conduit and cable.

          (5) The FM200 dry fire suppression system including the gas containers, controls and all cable and control boxes. Tenant shall not remove the sprinkler piping and nozzles.

          Tenant shall repair and restore any damage to the Building or Premises caused by the removal of any such property.

     11.  Repairs.
          -------

          (a) Landlord shall maintain and keep in good repair the Building, including the roof, exterior walls, all mechanical systems in the Building, the parking lots, and the floors, ceilings, and perimeter walls but excluding Tenant's HVAC equipment. In the event the necessity for such repairs shall have been occasioned by Tenant or any permitted subtenant or licensee of Tenant, or their respective employees, agents, contractors or any person, firm or corporation acting on its behalf, Tenant agrees to make such repairs at Tenant's sole cost and expense. Except in cases of an emergency, Landlord shall not be required to commence any repair until after receipt of written notice from Tenant. Tenant shall allow Landlord reasonable time in which to commence and complete such repairs. Landlord shall use reasonable efforts to make such repairs with a minimum of inconvenience, disruption, or loss of business to Tenant.

          (b) Except as provided in subparagraph (a) of this paragraph, Tenant agrees to keep and maintain the Premises, the fixtures and equipment therein and the appurtenances thereto in good repair and condition at Tenant's own cost and expense, and to make all necessary repairs and replacements thereto. Tenant shall arrange and pay for all janitorial services required for the Premises. Tenant shall keep and maintain the Premises in a first-class condition throughout the Term. Tenant shall replace all damaged glass with glass of equal quality. In the case of damage or destruction by insurable casualty or by eminent domain, the obligations of Landlord and Tenant shall be controlled as hereinafter provided.

          (c) Following initial construction of the Premises Tenant may, at its own cost, paint, paper or change floor coverings, or otherwise alter the Premises, provided that (i) the structural integrity or value of the Building shall not be adversely affected and (ii) the cost of such alteration does not exceed Five Dollars ($5.00) per square foot; and, except as otherwise permitted herein, the sprinkler system is not thereby affected. In all other instances, Tenant shall secure prior written approval of Landlord. Tenant shall submit to Landlord plans and specifications for such proposed work, together with the name of the contractor and a statement of the estimated cost thereof. Prior to starting such work, Tenant agrees to deliver to Landlord a certificate of worker's compensation insurance in statutory limits from Tenant's contractor as well as evidence of insurance coverages to be maintained by Tenant hereunder. Such work shall be promptly completed in accordance with such approved plans and specifications, applicable laws and ordinances, and rules and requirements of Landlord's insurance carriers, subject to the terms of Tenant's indemnity set forth under paragraph 16 hereof and Tenant's obligation to insure such liability under paragraph 28 hereof.

          (d) The term "repairs" shall include repairs, replacements, renewals, alterations, additions, improvements and betterments.

          (e) If Tenant shall fail or refuse to make repairs as set forth above, or if Landlord is required to make any repairs because of any act or omission of Tenant (or Tenant's permitted subtenant, business invitee or licensee, or their respective employees, agents or contractors, or any person, firm or corporation acting on Tenant's behalf), Landlord shall have the right, but not the obligation, upon ten (10) days' notice (except in case of an emergency), to enter upon the Premises to make such repairs, and add the cost thereof to the next installment of Rent due.

     12.  Building Services.  Landlord shall furnish to the Premises water for
          -----------------
lavatory and drinking purposes.

     Except as otherwise expressly provided in this Lease, Tenant shall comply with all rules and regulations which Landlord establishes for the protection of Building services, including but not limited to those rules and regulations set forth on Exhibit "G" attached hereto. Such rules and regulation shall not conflict with any provision of this Lease and shall be enforced to all tenants uniformly. Landlord shall have free access to all mechanical installations of Landlord at all times. Where failure to furnish any of said utilities or services is caused by strikes, accidents, or conditions beyond the control of Landlord, Landlord's failure shall neither be deemed an eviction or disturbance of Tenant's use or possession of the Premises, nor shall such failure render Landlord liable to Tenant, nor relieve Tenant of its Lease obligations.

     Except as otherwise expressly provided in this Lease, Tenant agrees not to use any apparatus or device which may increase the amount of such services usually furnished to the Premises without the prior written consent of Landlord. Landlord reserves the right to charge for such increased services.

     Landlord reserves the right, without being liable to Tenant and without abatement or diminution in Rent, to suspend, delay or stop any of the services to be furnished and provided by Landlord whenever necessary due to any cause beyond Landlord's control, or for emergency, inspection, cleaning, repairs, replacements, alterations, improvements or renewals that in Landlord's judgment are desirable or necessary; and Landlord may suspend any of those services until completion of any work or until the cause of the suspension has been removed. Failure by Landlord to any extent to furnish any defined services, or any cessation of services due to any causes described in the preceding sentence, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement of this Lease. Should any of the equipment or machinery utilized in supplying the services break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate or repudiate this Lease, and shall have no claim for rebate or abatement of rent or damages, on account of any resulting interruptions in service.

     13.  Electrical Current.  Electric service to the Premises shall be
          ------------------
separately metered. Tenant shall pay to its electric utility provider the cost of the consumption of electrical service used in the Premises, calculated at the rate chargeable to Tenant by the local utility company, as provided in Tenant's contract with the local utility company.

     Tenant covenants and agrees that its use of electric current shall never exceed the capacity of the feeders to the Premises, as to be provided pursuant to Exhibit "E," the Building, the risers or wiring installations. Tenant shall make no alteration to electrical service equipment supplying primary power to the Premises without obtaining the prior written consent of Landlord in each instance.

     14.  Access.  Only after no less than 24-hour notice to Tenant and only by
          ------
accompaniment at all times by an employee of Tenant, Landlord and its agents shall have the right to enter the Premises for the purpose of inspecting the Premises, showing the Premises to prospective mortgagees or purchasers of the Building, and making alterations, repairs, improvements or additions to the Premises or to the Building for any purpose. Notwithstanding the foregoing, Landlord acknowledges that Tenant maintains and operates sensitive equipment in the Premises, and, accordingly, Landlord will make its best efforts to minimize interference with Tenant's equipment in the event Landlord enters the Premises to make the aforementioned alterations, repairs, improvements or additions, to inspect the Premises or to show the Premises to prospective mortgagees or purchasers, or, in the case of the last six months of the Term, or any extended term, to show the Premises to prospective tenants. Except as provided in the preceding sentence or upon Tenant's consent, Landlord is not permitted to enter the Premises with prospective tenants during the Term or any extension thereof. During the six (6) months prior to the end of the Term, or any extended term, Landlord may show the Premises to prospective tenants. In the event of an emergency, if Tenant's representative shall not be present when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may, after reasonable attempts to notify Tenant, enter forcibly without liability to Tenant, except for any failure to exercise due care for Tenant's property. Landlord shall neither be deemed guilty of an eviction or disturbance of Tenant's use and possession of the Premises nor shall Landlord be liable to Tenant in any manner on account of any entry permitted hereunder.

     15.  Inability to Perform.  This Lease and the obligations of Tenant
          --------------------
hereunder shall not be affected because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any cause beyond the control of Landlord.

     16.  Indemnification.
          ---------------

          (a)  Indemnity by Tenant. Tenant agrees to indemnify, defend, pay, and
               -------------------
     save Landlord harmless from and against any and all claims, demands, suits, actions, proceedings, liability, damages, penalties, orders, decrees, judgments, costs and expenses arising out of (a) loss of life or injury to person or property sustained by anyone in and about the Premises, except those resulting from the affirmative act or negligence of Landlord or Landlord's officers, agents or employees, and (b) the use or occupancy of the Premises by Tenant, its agents and employees in or on the Premises and the approaches thereto, or arising or alleged to have arisen out of the acts or omissions of Tenant's officers, agents, employees, or invitees and Tenant shall, at its own cost and expense, defend any and all suits or actions which may be brought against Landlord or to which Landlord may be made a party upon any such claims. Except for the affirmative act or negligence of Landlord, its agents, servants or employees, all of Tenant's property upon the Premises shall be there at Tenant's sole risk, and Landlord shall not be responsible or liable for any damage or injury to any property, fixtures equipment or furniture, or to any person or persons, at any time upon the Premises.

          (b)  Indemnity by Landlord. Landlord agrees to indemnify, defend, pay,
               ---------------------
     and save Tenant harmless from and against any and all claims, demands, suits, actions, proceedings, liability, damages, penalties, orders, decrees, judgments, costs and expenses arising out of loss of life or injury to person or property sustained by anyone on the Common Areas or the Building (exclusive of the Premises), but only to the extent Tenant is not liable to indemnify Landlord pursuant to Section 16(a) hereof and only during such period as same are under the control of and are being maintained by Landlord, except those resulting from the affirmative act or negligence of Tenant or Tenant's officers, agents or employees, and Landlord shall, at its own cost and expense, defend any and all suits or actions which may be brought against Tenant or to which Tenant be made a party upon any such claims. Except for the affirmative act or negligence of Tenant, its agents, servants or employees, all of Landlord's property upon the Common Areas or the Building (exclusive of the Premises) shall be there at Landlord's sole risk, and Tenant shall not be responsible or liable for any damage or injury to any property, fixture or Buildings, or to any person or persons, at any time upon the Common Areas or the Building (exclusive of the Premises). Tenant releases Landlord from all liability for any damage to property entrusted to employees of the Building, and for injury to persons or for loss of or damage to any property by theft or otherwise, unless caused by or due to the gross negligence of Landlord, its agents, or employees. Neither Landlord nor its agents shall be liable for interference with light or other intangible rights, nor for any latent defect in the Premises or in the Building.

          (c)  Notification of Claims.  Each party hereto shall promptly notify
               ----------------------
     the other of any claim asserted against such party with respect to which such party is indemnified against loss by the other party hereunder, and the party giving such notice shall promptly deliver to the other party the original or a true copy of any summons or other process, pleading, or notice issued or served in any suit or other proceeding to assert or enforce any such claim. The party so notified shall, as set forth above, defend any such suit at its sole cost and expense with experienced and competent attorneys of its own selection, but the party so indemnified shall have the right, if it sees fit, to participate in such defense at its own expense.

     17.  Rights of Landlord. Landlord reserves the following rights: (a) to
          ------------------
change the name of the Building without notice or liability to Tenant; (b) to designate all sources furnishing sign painting or lettering and restroom supplies used on the Premises; (c) if Tenant vacates the Premises at any time during the last ninety (90) days of the Term, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy; (d) to maintain pass keys to the Premises; (e) to grant to anyone the exclusive right to conduct any particular business in the Building; provided that such exclusive right does not restrict Tenant's allowed uses of the Premises, as provided by this Lease; and
(f) at any time, at Landlord's expense, to decorate or make repairs, alterations, additions or improvements, in or to the Building or any part thereof, including the Premises, including specifically the right to alter, improve or rebuild the Common Areas and Facilities. Except where resulting from the gross negligence of Landlord, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from any work so done in or about the Premises or the Building.

     In connection with making repairs, alterations or additions hereunder, Landlord shall have the right to post necessary notices on the Premises, and shall have right of access through the Premises, as well as the right to take materials that may be required to perform the foregoing into and through the Premises, as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other Building facilities or temporarily to abate the operations of such facilities, without being deemed or held guilty of
an eviction of Tenant and without liability to Tenant.   Rent shall not abate
while the foregoing is being performed and Tenant shall not be entitled to maintain any offset or counterclaim for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by the Tenant. All such work shall be done in such manner as to cause Tenant the least inconvenience practicable

     18.  Assignment and Subletting. Tenant shall not, without the prior written
          -------------------------
consent of Landlord assign, convey, mortgage or sublet this Lease or any interest herein, or allow any transfer hereof. Any assignment, conveyance, mortgage or sublease shall be subject to terms and conditions acceptable to Landlord. As provided in Paragraph 64 hereof, the location of equipment of co-locators on the Premises shall not be considered an assignment or subletting of the Premises and shall not be subject to a Percentage Payment (as defined hereinafter) so long as such contracts do not purport to lease any part of the Premises or assign any interest in this Lease.

     Notwithstanding anything to the contrary contained in the preceding paragraph, Tenant may assign this Lease or sublease the Premises without Landlord's consent to any entity which controls, is controlled by or is under common control with Tenant or any entity resulting from any merger or consolidation with Tenant ("Affiliate"), provided at the time of such transfer Tenant is not in default hereunder, such assignee assumes all of the terms and conditions of this Lease, and that Tenant is not released or relieved of any liability hereunder.

The following shall apply in the case of an approved assignment or sublease:

          (a) Tenant shall pay to Landlord as Rent under this Lease 75% of the Profit (the "Percentage Payment") on such transaction, except for assignments and subleases to an Affiliate as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that the Percentage Payment shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including monthly rent in excess of the monthly rent payable under this Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions, the cost of lease concession, legal fees, and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Percentage Payment to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis.

          (b) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect with prior written notice Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of the Percentage Payment shall not be a consent to any further assignment or subletting.

     19.  Damage or Destruction.  If the Premises or the Building are damaged by
          ---------------------
fire or other casualty insured under policies of insurance carried by Landlord, the damage to the Building shall be diligently repaired by and at the expense of Landlord and the damage to the Premises shall be diligently repaired by and at the expense of Landlord and Tenant to the extent of their respective obligations to maintain and repair the Premises pursuant to paragraph 11 hereof, provided such repairs can, in Landlord's opinion, be made within fifteen (15) days after the occurrence of such damage without the payment of overtime or other
premiums.   There shall be no abatement of Rent by reason of any portion of the
Premises being unusable for a period of fifteen (15) days or less. If the damage is due to the fault or neglect of Tenant or its employees, agents, or contractors there shall be no abatement of Rent.

     If repairs cannot be made, in Landlord's reasonable, opinion within the fifteen (15) day period and without the payment of overtime or other premiums, Landlord shall have a reasonable time to make the repairs provided that Landlord has given Tenant a notice within ten (10) days after the incident causing the damage giving the estimated time to repair. In such event the Rent shall be prorated for the period and to the extent the Premises are not able to be used by Tenant

     If the damage to the Building disrupts Tenant's switch operations and cannot be repaired by Landlord following telephonic notice to Landlord within 24 hours from the time of such telephonic notice, Tenant shall have the option but not the obligation to perform such repairs to the Building necessary or advisable to get its switch facility in operation at Tenant's sole cost and expense. If such repairs by Tenant are repairs that would have had to be made by Landlord pursuant to its repair obligations, Landlord shall reimburse Tenant for the reasonable cost of such repairs, but only to the extent Landlord would have incurred such expense(s) to complete such repairs.

     A total destruction of the Building in which the Premises are located shall automatically terminate this Lease.

     20.  Eminent Domain.  If the Premises, or so much thereof as to render the
          --------------
balance unusable for the Permitted Use, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the later of the date of such condemnation, or the date possession is taken by the condemning authority, or as otherwise herein provided. In the event of a partial taking, Tenant, at its sole discretion, may elect to continue its occupancy in the remaining portion of the Premises and Base Rent will be proportionately adjusted.
Landlord will retain any award which may be made in such taking or condemnation as such relates to the Building including, but not limited to, all fee, leasehold and easement estates in the land upon which the Building and the Premises is located. Tenant will receive any and all awards as such relate to Tenant's loss of business, Tenant's furniture, fixtures and equipment, Tenant's improvements to the Premises, and other items as such related to Tenant. In the event of a partial taking which does not result in a termination of this Lease, Base Rent shall be proportionately adjusted. Landlord may without any obligation or liability to Tenant stipulate with any condemning authority for a judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said stipulation.

     21.  Default.  The occurrence of any of the following shall constitute an
          -------
event of Default:

          (a) The vacation, abandonment or desertion of the Premises by Tenant, except that if Tenant vacates but continues to pay Rent for the Premises through the remainder of the Term, said vacation will not be considered an event of Default.

          (b) A failure by Tenant to have made any payment of Base Rent or Adjusted Base Rent by the tenth day following receipt of written notice by Tenant from Landlord of such failure to have made such payment of Base Rent or Adjusted Base Rent; provided, however, that Landlord shall not be obligated to give Tenant written notice of such failure more than twice in any calendar year.

          (c) A failure by Tenant to observe or perform any provision of this Lease for fifteen (15) days after notice thereof from Landlord; provided that if such Default cannot reasonably be cured within such period, and Tenant promptly commences to cure such Default and thereafter diligently prosecutes the same to completion, Tenant shall not be deemed in Default.

          (d) The making by Tenant of any general assignment for the benefit of creditors, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

     If an event of Default shall occur, Landlord may, at any time:

               (i) re-enter the Premises and take possession thereof and, subject to the provisions of the Landlord's Waiver and the provisions of Section 10 of the Lease, of all property of Tenant therein and remove Tenant and all other parties from the Premises without terminating this Lease, and at any time relet the Premises, or any part thereof, upon such conditions and at such rental as Landlord deems proper. In such event Landlord may receive and collect the rent from such reletting and apply it against any amounts due from Tenant hereunder, (plus expenses Landlord incurs in recovering possession of the Premises, placing the same in good condition, preparing the same for reletting, and all other related expenses, commissions and charges). Rent or other charges collected from a tenant to whom the Premises have been relet shall be applied to reduce any indebtedness due hereunder. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant for the total liability hereunder by re-entry or any other act unless Landlord shall have specifically notified Tenant of Landlord's election to terminate this Lease.

               (ii) give written notice to Tenant of Landlord's election to terminate this Lease. In such event Landlord may recover from Tenant all damages related to Tenant's Default, including reasonable attorneys' fees, and in lieu of the damages that may be recoverable under subparagraph (i) above, Landlord shall be entitled to liquidated damages in an amount equal to the Rent reserved hereunder for the period which otherwise would have constituted the balance of the Term, discounted at the rate of the weekly average yield of U.S. Treasury Securities having a maturity date nearest to the expiration of the Term (including any exercised renewal term) as published in the Federal Reserve Statistical Release H.15 (519) or its successor, less the amount of the rental loss for the unexpired period of the Lease that could have been reasonably avoided by Landlord.

     22.  Rules and Regulations.  Tenant shall comply with the Rules and
          ---------------------
Regulations attached hereto, and such other rules and regulations as Landlord may adopt from time to time. Landlord shall not be liable to Tenant for the breach of any lease by any other tenant in the

Building. Notwithstanding anything contained in this Paragraph 22, in the event there is a conflict between the provisions of the Lease (and all Riders or Exhibits thereto) and the Rules and Regulations, the provisions of the Lease will prevail.

     23.  Requirements of Law.  Tenant shall, at its sole cost and expense,
          -------------------
promptly comply with all laws, orders, regulations and requirements of all public authorities and any fire underwriters insurance rating agency or similar organization which may impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or with respect to the Building if arising out of Tenant's use of the Premises. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this paragraph. Notwithstanding anything contained in this Paragraph 23, Tenant will not be responsible or liable for violations that are not as a result of Tenant or Tenant's use. Any expenses incurred by Landlord related to any legal requirements enacted after the Commencement Date that are capital expenses shall be amortized as an Operating Expense as provided by Paragraph 1(p)(iv).

     24.  Surrender of Premises.  At the termination of this Lease Tenant shall
          ---------------------
surrender the Premises (and all keys thereto) to Landlord in good condition, reasonable wear and tear excepted. Tenant shall remove its trade fixtures, personal property and signs within ten (10) days after termination, Landlord shall have the right to remove and store said property, at Tenant's expense, without further notice to or demand upon Tenant. Tenant shall be responsible for any and all charges and expenses incurred by Landlord for any damages that result from the removal of such trade fixtures, personal property and signs. Tenant hereby indemnifies Landlord against all losses, costs, damages, liabilities and expenses resulting from Tenant's failure or delay in surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant's obligations under this paragraph shall survive the Term.

     25.  Quiet Enjoyment. Tenant, upon paying the Rent and performing the other
          ---------------
conditions, covenants, and agreements of this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term, without any hindrance from Landlord or any person or persons claiming by, through or under Landlord, subject to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

     26.  Landlord's Lien.  INTENTIONALLY OMITTED.
          ---------------

     27.  Liens.  Tenant shall do all things reasonably necessary to prevent the
          -----
filing of any lien against the Building or the interest of the Landlord or any underlying lessor therein or the interest of any mortgagee or holder of any deed of trust covering the Building by reason of any services claimed to have been performed or materials claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. Tenant shall cause such lien to be vacated and canceled of record within thirty (30) days after the date of the filing thereof. If Tenant shall fail to timely vacate or release such lien Landlord may do so, and Tenant shall repay to Landlord all expenses, including reasonable attorneys' fees, incurred in connection therewith.

     28.  Insurance.
          ---------

          (a)  Liability Insurance Carried by Tenant. Tenant shall obtain and
               -------------------------------------
     keep in force during the Term Commercial General Liability insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" Endorsement and shall contain an amendment to the Pollution Exclusion to cover damage caused by heat, smoke or fumes from a hostile fire. The limits of said insurance shall not serve to limit the liability of Tenant or relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

          (b)  Liability Insurance Carried by Landlord. Landlord shall maintain
               ---------------------------------------
     property insurance covering the Building and Commercial General Liability Insurance in limits and with coverage generally deemed acceptable within the real estate industry. Landlord's insurance coverage shall be excess over Tenant's coverage required hereunder and Tenant shall not be named as an additional insured therein.

          (c)  Tenant's Property Insurance. Tenant shall maintain insurance
               ---------------------------
     coverage on all of Tenant's personal property, and Tenant alterations in the Premises. Such insurance shall be full replacement cost coverage with a deductible not to exceed $25,000 per occurrence. The proceeds from such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant alterations. Tenant shall provide Landlord with written evidence that such insurance is in force.

          (d)  Insurance Policies.  Insurance required hereunder shall be with
               ------------------
     companies licensed to transact business in the state where the Premises are located, and maintaining during the policy term an "A.M. Best Rating" of at least A-VII as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not permit anything which could invalidate the insurance policies referred to herein. Tenant shall deliver to Landlord certificates evidencing the existence and amounts of insurance required hereunder, listing the insureds and loss payable clauses required by this Lease. Such policy shall be cancelable or subject to modification only after thirty (30) days written notice to Landlord. At least ten (10) days prior to the expiration of such policies, Tenant shall furnish Landlord evidence of renewal thereof. In the event Tenant fails to do so, Landlord may order such insurance and charge the cost thereof to Tenant as Rent.

     29.  Waiver of Subrogation. Without affecting any other rights or remedies,
          ---------------------
Tenant and Landlord each hereby release and relieve each other, and waive their right to recover damages against the other, for loss of or damage to the other party's property arising out of or incident to the perils required to be insured against under Paragraph 28. The effect of such release and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     30.  Waiver.  No waiver by Landlord of any provision of this Lease or
          ------
Landlord's consent to any act shall render unnecessary the obtaining of Landlord's consent to or waiver of any subsequent act of Tenant or provision of this Lease. No agreement to accept a surrender of the Premises shall be valid unless in writing and signed by two (2) officers of Landlord.

     31.  Unavoidable Delays.  If Landlord or Tenant (other than as to Tenant's
          ------------------
obligation to pay Rent) shall fail to timely perform any of its obligations as a result of any labor disputes, inability to obtain labor or materials, acts of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty, or any other condition beyond the reasonable control of the party obligated to perform, then such failure shall not be deemed a breach of this Lease to the extent of and for the time occasioned by such event. Lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. As a condition precedent to Tenant claiming or relying upon an unavoidable delay, Tenant shall give ten (10) days written notice to Landlord of such event.

     32.  Subordination.  This Lease is, unless Landlord shall otherwise elect,
          -------------
subject and subordinate to all covenants, restrictions, easements and encumbrances now affecting the fee title to the Building and to all ground and underlying leases and mortgages or financings (including leasehold mortgages or financings) which have been placed against or affect the real property of which the Premises forms a part, and subject and subordinate all covenants, restrictions, easements, encumbrances and to all ground and underlying leases and mortgages and financings (including leasehold mortgages or financings) which may hereafter affect title to the Building and to the real property of which the Premises forms a part provided that in the case of any encumbrance placed against the Building or the real property of which the Premises form a part from and after the date of this lease, this Lease shall only be subordinate if Landlord provides Tenant with a signed and acknowledged Landlord's Waiver in the form of Exhibit "B" hereto and a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "C" hereto. The term "mortgages" as used herein shall include trust indentures and deeds of trust. No further instrument shall be necessary unless required by any such ground or underlying lessor or mortgagee. Should any ground or underlying lessor or mortgagee lease and/or mortgage the real property of which the Premises forms a part, or any part thereof, or should Landlord or any ground or underlying lessor or mortgagee for any other reason desire confirmation of such subordination, Tenant shall execute and deliver, without charge, all documents (in form acceptable to such ground or underlying lessor or mortgagee) subordinating this Lease and Tenant's rights hereunder within ten (10) days of Landlord's written request therefor.

     33.  Notice to Mortgagee.  Tenant shall not exercise any right to terminate
          -------------------
this Lease by reason of constructive or actual eviction, or in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, until (i) Tenant shall have given written notice of such act or omission to the holder of any first mortgage to which this Lease is subject and subordinate (provided the name and address of such holder shall previously have been furnished to Tenant) and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which Landlord and/or the holder of such mortgage, or their agents or employees, shall be entitled to enter the Premises and remedy such act or omission. During the period between the giving of such notice and the remedying of such act or omission, Rent shall be abated and apportioned to the extent that any part of the Premises shall be untenantable.

     34.  Attornment.  In the event of a sale, transfer, or assignment of
          ----------
Landlord's interest in the Building or any part thereof, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of any power of sale under any mortgage covering the Building or any part thereof, or in the event of a cancellation or termination of any ground or underlying lease covering the Building or any part thereof, Tenant will attorn to and recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord, so long as such terminating party recognizes and upholds this Lease.

     35.  Estoppel Certificate.
          --------------------

          (a) Tenant shall, upon not less than ten (10) days' written notice from Landlord, execute, acknowledge and deliver to Landlord a statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which Rent has been paid, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any.

          (b) Tenant's failure to deliver such statement within ten (10) days' of written notice from Landlord shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

     36.  Interest on Past Due Obligations.  If Tenant shall fail to pay any
          --------------------------------
Rent after the same becomes due and payable, including bank drafts returned unpaid, such unpaid amounts shall bear interest from the due date thereof to the date of receipt of payment at the lesser of eighteen percent (18%) per annum, or such other rate as is the highest legal rate of interest chargeable in the state where the Building is located.

     37.  Transfer of Landlord's Interest.  In the event of any transfer of
          -------------------------------
Landlord's interest in the Premises or in the real property of which the Premises is a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

     38.  Holding Over.  If Tenant shall hold over beyond the Termination Date
          ------------
with the consent of Landlord, such holding over shall be construed to be a month-to-month tenancy, terminable by either party at the end of the month following at least thirty (30) days' written notice, and shall be subject to all the terms and conditions of this Lease (so far as same are applicable to a month-to-month tenancy) except Paragraph 1(i) of the Lease shall be amended to redefine Base Rent as the amount, payable monthly, in advance, equal to the greater of 1)twice the monthly installment of Base Rent or 2)the then prevailing market rental rate for the Building or 3) the then prevailing market rental rate for buildings of similar character in the general location of the Building.

     39.  Relocation.  INTENTIONALLY OMITTED.
          ----------

     40.  Accord and Satisfaction. Payment by Tenant or receipt by Landlord of a
          -----------------------
lesser amount than that stipulated herein for Rent shall, at the option of Landlord, be deemed to be on account of the earliest stipulated Rent then due. No endorsement or statement on a check or letter accompanying any check or payment shall be deemed an accord and satisfaction; Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease or at law.

     41.  Attorneys' Fees.  In the event that Landlord should bring suit for
          ---------------
possession of the Premises, for recovery of Rent, or because of the breach of any provision of this Lease, or in the event that Tenant shall bring any action for or against Landlord arising out of this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

     42.  Fees or Commissions. The parties, warrant and represent that to the
          -------------------
best of their knowledge, other than the Broker defined at Paragraph 1(t) hereof, there are no claims for broker's commissions or finder's fees in connection with this Lease, and the misrepresenting party agrees to indemnify and hold the other harmless from any liability which arises from any such claim.

     43.  Building Name; Relationship.  Tenant shall not use the name of the
          ---------------------------
Building for any purpose other than as the address of the business or profession to be conducted by Tenant in the Premises. Nothing contained in this Lease shall be deemed to create any relationship other then that of Landlord and Tenant. Landlord reserves the right to change the name of the Building without the consent of Tenant and without incurring any liability to Tenant therefor.

     44.  Partial Invalidity.  If any provision of this Lease shall be held
          ------------------
void or invalid, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     45.  Notices. Every notice to be given under this Lease shall be in writing
          -------
and shall be sent by Certified or Registered Mail, postage prepaid, return receipt requested, or by overnight courier, and shall be addressed: (a) if to Landlord, to Landlord's Mailing Address, and (b) if to Tenant, to Tenant's Mailing Address. Notice shall be deemed given when received or refused by the addressee. Either party may designate, by written notice to the other party, any other address for notice purposes. Either party hereto may give the other notice of the need for emergency repairs by telephone or fax, provided such notice is promptly confirmed in writing, as set forth above.

     46.  Time of Essence. Time is of the essence with respect to the
          ---------------
performance of every provision of this Lease.

     47.  Entire Agreement; Miscellaneous.
          -------------------------------

          (a) This Lease, the exhibits and addenda, if any, attached hereto, contain all of the agreements and understandings between the parties.

          (b) All prior conversations or writings between the parties hereto or their representatives are merged herein.

          (c) This Lease shall not be modified except in writing signed by both parties.

          (d) The submission of this Lease to Tenant prior to Landlord's execution shall be deemed solely for Tenant's consideration. Such submissions shall have no binding force or effect, shall not constitute an option for the leasing of the Premises by Tenant and shall not confer any rights or impose any obligations upon either party.

          (e) Any exhibit incorporated into this Lease which is inconsistent with any printed provision of this Lease shall supersede such printed provision only to the extent of such inconsistency.

          (f) The captions appearing herein are not intended to define, limit, or describe the intent of any paragraph.

          (g) Tenant agrees that Landlord may submit a copy of this Lease to its lender without obtaining the prior consent of Tenant.

     48.  Corporate Tenant.  The persons executing this Lease warrant that, if
          ----------------
signing on behalf of a corporation, such corporation is duly organized or qualified (if foreign) under the laws of, and is authorized to do business in, the state where the Building is located, and that each such person executing this Lease is authorized to sign and execute this Lease.

     49.  Successors and Assigns.  Except as otherwise provided in this Lease,
          ----------------------
all of the conditions, covenants, and agreements of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Each provision of this Lease to be performed by Tenant shall be construed as both a covenant and a condition, and if Tenant shall be comprised of more than one individual and/or entity, they shall all be bound, jointly and severally, by the provisions of this Lease.

     50.  Annual Financial Statement. Tenant agrees to submit to Landlord within
          --------------------------
fifteen (15) days of Landlord's written request, the most recent public financial statement of Tenant, and of Tenant's Guarantor, if applicable.

     51.  UCC Filing.  INTENTIONALLY OMITTED.
          ----------

     52.  Hazardous Material.  Prior to delivery of the Premises to Tenant,
          ------------------
Landlord shall remove and/or remediate any asbestos or other hazardous materials situated on the Premises that is mandated to be removed by any governmental entity or agency at Landlord's sole cost and expense. Thereafter, Tenant shall not cause or permit any Hazardous Material, as defined below, to be brought upon, kept, stored, utilized, disposed of or used in the Building by Tenant or its agents, employees, contractors or invitees. Notwithstanding the foregoing, Tenant may cause or permit diesel fuel or batteries necessary for Tenant's Special Improvements to be brought upon, kept, stored, utilized or used in the Premises by Tenant and its authorized agents, employees, contractors or invitees provided that Tenant causes such materials to be at all times properly stored and lawfully used. This restriction shall survive the termination or expiration of this Lease. If the presence of Hazardous Material on the Premises is caused or permitted by Tenant or its agents, employees, contractors or invitees and results in contamination of the Premises or the Building, then Tenant shall indemnify, defend and hold Landlord and any owner of the property wherein the Premises are located harmless from all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions, and clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. If the Hazardous Material results in contamination of any part of the Building, Tenant shall promptly take all actions at its own expense as are necessary to remediate, provided that Landlord's approval of such remedial action shall first be obtained.

     The term "Hazardous Material" shall include hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to present and future federal, state or local laws, rules or regulations and judicial or administrative interpretation thereof. Standard cleaning and materials and office equipment supplies for use in the normal course of business shall not be deemed Hazardous Materials hereunder. Upon reasonable notice, Landlord and its agents shall have the right to inspect the Premises to determine whether Tenant is in compliance with this paragraph 52.

     53.  Consent.  In each instance where consent or approval is required, such
          -------
consent or approval shall not be unreasonably withheld or delayed.

     54.  Construction Allowance for Tenant's Work.  Landlord shall reimburse
          ----------------------------------------
Tenant for the cost of Tenant's construction delineated in Tenant's working plans (hereafter "Tenant's Work") in the amount and manner hereinafter provided in this Paragraph, the amount of such reimbursement hereinafter referred to as "Tenant's Construction Allowance". It is understood and agreed that Tenant's Construction Allowance shall cover only the cost of Tenant's Work. Tenant's Construction Allowance shall not exceed $25.00 per rentable square foot or the actual cost of Tenant's work as evidenced by paid receipts therefor, whichever is the lesser amount. Tenant's Work shall include, but not be limited to, the following at Tenant's sole cost and expense:

     . Flooring, bathrooms, kitchen, raised floor, lighting and electrical and other physical improvements;

     . Installation of a gas FM 200 and a preaction fire suppression system independent of the Building's fire suppression system, as approved by municipal fire codes, for the switch area.

     . Relocation of any wet pipes, including water, waste water, storm drainage sanitary sewer, within the Premises or adjacent walls or ceiling to protect its equipment as reasonably approved by Landlord.

     . The installation (instruct compliance with Landlord's roof warranty) of approximately 220 tons of HVAC using a chilled water system with four fan package units, in a location to be determined by Tenant and Landlord, subject to Landlord's review and approval.

     . Installation of up to 1250 KW generator with an approximately 3000 gallon fuel tank (with suitable walls and baffles) in an area to be determined by Tenant and Landlord, subject to reasonable approval of Landlord, at no charge to Tenant for the space occupied by the generator.

     Landlord shall pay Tenant's Construction Allowance to Tenant as follows:

     (a)  Fifty Percent (50%) upon Tenant's submission to Landlord of:

          (1) Copies of invoices from contractors evidencing amounts paid for Tenant's Work (Landlord shall keep such invoices confidential);

          (2) Waiver of Lien with respect to the Premises executed by every contractor, subcontractor, including sole proprietorships, and material suppliers engaged in or supplying labor or materials for Tenant's Work valued in excess of $5,000.00. The waivers of lien shall not be required if Tenant obtains a lien bond in the amount required by statute to protest Landlord from mechanic's liens arising from Tenant's work.

     (b) Fifty Percent (50%) upon Tenant's notice to Landlord that Tenant's Work has been completed as certified by Tenant's architect, and Tenant's affidavit that Tenant's Work has been completed to its satisfaction and in substantial compliance with the working plans and Tenant's construction requirement

          (1) Copies of invoices from contractors evidencing amounts paid for Tenant's Work (Landlord shall keep such invoices confidential);

          (2) A Waiver of Lien and an affidavit of the general contractor performing Tenant's Work stating that Tenant's Work has been fully completed in accordance with the working plans and that all contractors, subcontractors, laborers and material suppliers have been paid in full; and

          (3) A Waiver of Lien with respect to the Premises executed by every contractor, subcontractor, including sole proprietorships, and material suppliers engaged in or supplying labor or materials for Tenant's Work valued in excess of $5,000.00. The waivers of lien shall not be required if Tenant obtains a lien bond in the amount required by statute to protect Landlord from mechanic's liens arising from Tenant's work.

(subject, however, to Landlord's verification that Tenant is not in default of the Lease beyond any applicable cure periods, and that Tenant's Work has been completed).

     If this Lease is terminated prior to the expiration of the original Term hereof due to Tenant's Default, Tenant shall repay to Landlord the unamortized portion of Tenant's Construction Allowance upon demand.

     55.  Antennas and Telecommunications Equipment.  Subject to approval by
          -----------------------------------------
Landlord of plans by Tenant, which approval shall not be unreasonably withheld, Tenant may install one (1) microwave dish up to six (6) feet in diameter and a mast containing an antenna area mast of up to 25 feet in height from the roof surface of the Building, configured for two-way radio and GPS antenna to be connected to the Premises with a two inch conduit and a monopole antenna structure up to 25 feet in height from the roof surface, with related base site cabinets requiring up to 200 square feet of roof area, inclusive of four conduits of approximately 2" diameter each, at a location acceptable to Landlord. Said construction and subsequent maintenance of the antenna shall be at Tenant's sole risk and cost and in compliance with all applicable laws and ordinances. Tenant agrees to indemnify and hold harmless Landlord from any injury or damage to person or property which may result from the erection or presence of such equipment on the roof of the Building. Tenant agrees to coordinate its work with Landlord's roofing contractor prior to the commencement of any such work in order to not void Landlord's roofing warranty. Subject to Landlord's approval, which approval shall not be unreasonably denied, Tenant shall have reasonable access to relevant portions of the roof for the purpose of maintaining said equipment 24-hours per day, seven days per week.

     In the event other tenants of the Building request Tenant's telecommunications services, Tenant shall have the right to install one 2-inch conduit from the Premises to such tenants within the Building at Tenant's sole cost and expense and in location(s) approved by Landlord in Landlord's sole discretion. Additionally, Tenant will be permitted to have reasonable access to any "meet me" room or common communications closets or to otherwise provide communication service to other occupants of the building. Tenant will be permitted to allow its customers to place telecommunications equipment in the Premises, and this will not be deemed an assignment or subletting of the Lease.

     56.  Signs.  In accordance with and subject to plans approved by Landlord,
          -----
Tenant shall, at its own cost and expense, provide suitable identification signs displaying Tenant's Trade Name, which have been approved by Landlord (such approval shall not be unreasonable withheld, delayed or conditioned), and which Tenant warrants it is authorized to use, of such size, design and character as Landlord shall first approve in writing, and shall install the same on the Building and monument sign as designated by Landlord. If Landlord's multi-tenant pole sign located near Interstate 25 is designed to accommodate tenant identification, Tenant will be given the opportunity to lease a panel on the sign on the same economic terms as such panels are offered to other tenants. Tenant will be responsible for any costs in connection therewith. Tenant shall maintain such signs in good condition and repair. Other than such permitted signs (subject to Landlord's reasonable approval), Tenant shall not place or install or suffer to be placed or installed or maintain any sign upon or outside the Premises or the Building. In the event Landlord determines that any signs installed by Tenant in violation of this paragraph, Landlord will give Tenant written notice of the nature of such violation, and Tenant will have thirty (30) days to correct such violation at its own expense. In the event Tenant has not corrected or is not diligently pursuing a correction to the violation. Landlord shall have the right to remove any signs installed by Tenant in violation of this paragraph and to charge Tenant for the cost of such removal and/or any repairs necessitated thereby without liability to Tenant for such removal.

     57.  Parking.  Landlord shall provide for Tenant's use parking spaces at a
          -------
ratio of three spaces per 1,000 rentable square feet of the Premises. The parties acknowledge that throughout the Term and any extensions thereto, there shall be no charge for these parking spaces.

     58.  Expansion Option/Right of First Refusal.  Provided Tenant is not in
          ---------------------------------------
default beyond any applicable cure period, then subject to all prior existing rights (including, but not limited to, those granted to Qwest currently occupying the south half of the first floor of the East Anchor Building) and the following terms, Tenant shall have the option to lease any unoccupied expansion space on the first floor of the East Anchor Building (the "Option Space") during the first three (3) years of the Term only as follows:

          (a)  Expansion Option.  Provided Landlord does not have a bona fide
               ----------------
     offer from a third party to lease Building space containing all or a portion of the East Anchor Building Option Space, Tenant shall have the option to lease all or a portion of the Option Space upon not less than sixty (60) days' notice upon the same terms and conditions contained herein, including parking ratio. All non-conflicting terms and conditions of the Lease, as amended, shall apply to said Option Space, and the Base Rent for said Option Space shall be the rate per rentable square foot set forth in Section 1(i), payable in monthly installments, in advance. For purposes of calculating Adjusted Base Rent for the Option Space, the Base Year shall be as set forth in Section 1(n). Tenant shall receive a construction allowance at a rate per square foot equal to the original allowance prorated over the remaining Term of this Lease. The Option Space shall be accepted by Tenant in an "as-is" condition, after Landlord performs Items 1, 2, 6 and 8 under Construction/Demolition as shown on Exhibit "E" on the Option Space, and Tenant shall perform the remainder of the renovation of said Option Space to meet its requirements. Tenant's allowance shall be administered and distributed consistent with the terms and requirements of this Lease.

     Tenant agrees to execute an Amendment and Supplement of Lease in form and substance reasonably acceptable to Landlord confirming the exercise of the within option to expand, redefining the newly defined Premises, the redefining the newly defined Premises, the Base Rent and construction allowance. Tenant may, subject to the terms and conditions of this Lease and Landlord's prior approval, (a) install an additional generator or increase the size and wattage of the original generator at Tenant's sole cost and expense, (b) increase the HVAC capacity for the Premises at Tenant's sole cost and expense, (c) install additional antennas at Tenant's sole cost and expense, and (d) upgrade the Building electrical system installed by Landlord to accommodate Tenant's electrical usage in the Option Space at Tenant's sole cost and expense. Landlord shall provide the space for an additional transformer outside the Building to be installed by Tenant as a part of the Option Space's Base Rent. The location(s) of all such improvements shall be approved by Landlord in Landlord's sole discretion.

          (b)  One Time Right of First Refusal.  If at any time during the Term
               -------------------------------
     (including the period covered by the Option set forth in the preceding paragraph) Landlord receives a bona fide offer from a third party to lease Building space containing all or a part of the Option Space, which Landlord intends to accept, Tenant shall have a right of first refusal to lease the same space as that covered in the third party's offer, upon terms which are equal to those offered by the third party for its entire space. Tenant shall exercise said right of first refusal by giving Landlord written notice thereof within three (3) days from the date that Tenant receives written notice from Landlord stating the terms of such offer. In the event Tenant elects to lease such space pursuant to its right of first refusal, Tenant shall execute an Amendment and Supplement modifying this Lease in form and substance satisfactory to Landlord, setting forth the Base Rent payable for said space along with such other terms and conditions as the parties may reasonably negotiate. If Tenant does not choose to match a third party's offer and that third party takes occupancy of all or any part of the Option Space, Tenant's right of first refusal shall be deemed extinguished as to all of the Option Space. Landlord shall not improve the economic terms under which such third party agrees to lease all or any part of the Option Space by more than 5% without first resubmitting such offer to Tenant as provided in this Paragraph 58(b). Nothing herein shall preclude Landlord from renewing or extending the tenancy of said third party.

     59.  Right of First Refusal.  INTENTIONALLY OMITTED.
          ----------------------

     60.  Extension Option.
          ----------------

          (a) Tenant shall have the option, exercisable by giving written notice (each, a "Renewal Notice") to Landlord not less than nine (9) months nor more than fifteen (15) months prior to the expiration of the original Term of this Lease or the renewal term, to renew and extend this Lease for two (2) consecutive five-year renewal terms, on the same terms as this Lease except that the Base Rent shall be equal to the prevailing Market Rate (as defined below). Tenant's exercise of any renewal option shall become irrevocable, subject to the parties' agreement on the Market Rate for such renewal term, upon Landlord's receipt of the Renewal Notice.

          (b) Within ten (10) business days of Landlord's receipt of the Renewal Notice, Landlord shall deliver to Tenant its determination of the Market Rate; and if Tenant agrees with Landlord's determination, Tenant shall execute an Amendment and Supplement to Lease in form and substance satisfactory to Landlord and Tenant, confirming the extension of this Lease and setting forth the Base Rent payable during such Renewal Period along with such other terms and conditions as Landlord may reasonably require. If Tenant disagrees, Landlord and Tenant shall meet and confer at a mutually agreeable time and place within thirty (30) days after Landlord's receipt of Tenant's disagreement in order to reach an agreement concerning the Market Rate for the Premises for the applicable renewal term. If within sixty (60) days after receipt of the Renewal Notice, Landlord and Tenant are unable to agree on what Market Rate should be for the renewal term, the Market Rate for such renewal term shall be determined by the appraisal procedure described in subparagraph (c) below.

          (c) In the absence of an agreement between Landlord and Tenant on the Market Rate for any renewal term during the time period specified in subparagraph (b) above, within ninety (90) days after Landlord's receipt of the Renewal Notice, Landlord and Tenant shall have each appointed an appraiser to determine the Market Rate for such renewal term by giving written notice to the other party of the name, address and telephone number of their respective appraisers. Each appraiser must (i) be a commercial leasing broker for Class "B" office buildings in the Denver area business district, (ii) have at least ten years experience in commercial leasing brokerage in the Denver area, and (iii) not be affiliated with Landlord or Tenant. The appraisers shall make their determination as to the Market Rate for the renewal term within thirty (30) days after their appointment. If the Market Rate determinations of the two appraisers vary from each other by no more than 5%, the Market Rate for the renewal term shall be the average of the two determinations. If the Market Rate determinations of the two appraisers vary by more than 5%, the appraisers shall promptly select a third appraiser who meets the qualifications set forth above. Such third appraiser shall make its determination as to the Market Rate, and the Market Rate for the renewal term shall be the average of the two appraisals which are closest to each other. Landlord and Tenant shall share the cost of the third appraiser, but shall each bear their own costs in connection with the two appraisers they select. Landlord and Tenant agree to be bound by the Market Rate as determined in accordance with the appraisal procedure set forth herein.

          (d) The Market Rate for any renewal term determined by Landlord and Tenant pursuant to subparagraph (b) above or by the appraisers selected pursuant to subparagraph (c) above shall be based upon the following criteria:

          (i) There shall be taken into consideration the comparative rents of known lease agreements consummated within twelve (12) months prior to the applicable Renewal Notice for similar space in Class "B" office buildings in the northern metropolitan Denver, Colorado area along the Interstate 25 and Interstate 36 corridors; and

          (ii) In determining the Market Rate for the Premises for the applicable renewal term, there shall be taken into account the comparative rents described in subparagraph (i) above, provided that appropriate adjustments shall be made by taking into account
               (1) differences in length of lease terms, (2) the location of the Building, (3) the floor level at which the Premises is located,
               (4) the age, quality and amenities of the Building, (5) tenant improvement allowances and free rent concessions given, and (6) current operating expenses and impositions for the Building.

     The option provided for herein shall be exercisable by Tenant and Tenant's permitted assignee only and may not be assigned or transferred by operation of law or otherwise except to a permitted assignee as part of the assignment of this Lease. Tenant may exercise said option on the condition that it is not in default under the Lease beyond any applicable cure periods, and that Tenant has not subleased or assigned all or part of the Premises.

     61.  Annex Building.  INTENTIONALLY OMITTED.
          --------------

     62.  Field Measurement upon Completion of Construction; Rental Adjustments.
          ---------------------------------------------------------------------
Upon completion of construction, Landlord shall measure the Premises hereby to determine the number of square feet contained in the Premises, and upon the determination of such actual square footage, the following items shall be adjusted in the manner set forth below:

          (a) Premises [paragraph 1(e)]: The actual number of square feet shall be adjusted to conform to the actual measurements of the Premises;

          (b) Base Rent [paragraph 1(i)]: The figures set forth thereat shall be adjusted substituting therefor the number obtained by multiplying the number of rentable square feet actually contained in the Premises as determined aforesaid by the applicable Rental Rate set forth at Paragraph 1(i) of the Lease:

          (c) Tenant's Share [paragraph 1(1)]: The percentage of Tenant's Share shall be amended to reflect the actual percentage of Tenant's Share of the Building.

     All such adjustments enumerated in this paragraph 62 shall be confirmed by an amendment and supplement to the Lease in form and substance satisfactory to Landlord.

     The determination of the number of square feet in the Premises by Landlord shall be final, conclusive and binding on the parties hereto for the purposes of the Lease.

     63.  Special Tenant Improvements.  In connection with Tenant's build-out of
          ---------------------------
its Premises as set forth in Tenant's plans and specifications and Tenant's intended use of its Premises, Landlord hereby grants Tenant the following rights with respect to the following technical requirements (collectively with all other improvements Tenant is entitled to make in, to and related to the Premises the "Special Tenant Improvements"); provided, however, that in each case (i) Tenant shall be responsible for installing, maintaining and repairing the Special Tenant Improvements at its sole cost and expense; (ii) the Special Tenant Improvements shall be located in the designated areas described herein;
(iii) the Special Tenant Improvements shall be installed, maintained and repaired by qualified engineers, contractors and technicians and shall at all times comply with all applicable laws; (iv) except as provided herein, there shall be no additional rent and charge imposed on Tenant as a result of any Special Tenant Improvements; and (v) the Special Tenant Improvements shall at all times be subject to Tenant's insurance and indemnity obligations hereunder, as well as the other terms and conditions hereof. All of the Special Tenant Improvements shall be and remain the property of Tenant and shall be for Tenant's exclusive use.

          (a) HVAC/Mechanical. Landlord hereby grants to Tenant the right to install, operate, maintain, repair and replace Tenant's HVAC system, including a chilled water system with four fan package units with related mechanical equipment together with related wiring, piping, conduits, vents and equipment, including pipes, power conduits and control line conduits to and from the Premises (collectively the "Cooling Equipment") in an area not to exceed 2,000 square feet on the roof above the Premises as shown in Exhibit "F." Such equipment will be located on a suitable structural curb or other roof supports (such roof supports to be provided by Landlord) placed directly over the vertical structural column supports in the main building structure. The type of cooling equipment will be determined by Tenant and approved by Landlord in Landlord's sole discretion. Tenant will be permitted to install (i) chilling towers along with the required supply and return piping for the glycol coolant loop(s) and related conduits from the chilling towers to and from the Premises through the permitted chases and risers and (ii) "package" type units, the size and number of which will be determined by Tenant.

          (b) Generator. Tenant shall be permitted at its cost to install, operate, maintain, repair and replace up to one 1,250 kw/480 volt diesel generator to be located at Tenant's option, either in the alcove directly north of the Public Service Transformer room or directly south of the first west bay of the Annex Building, provided that in the case of the first west bay, Tenant has constructed an enclosure around the generator area and installs landscaping from materials and to a design approved by Landlord. Such generator will have the related wiring, piping, conduits, vents and equipment, including up to six (6) four-inch and up to two (2) one-inch conduits all provided by Tenant. In connection with such generator, Tenant shall also have the right to place one up to 3,000 gallon fuel tank or two up to 1,500 gallon fuel storage tanks in the alcove area ("Equipment Area") reasonably adjacent to the generator location or other mutually agreed upon area. This area is shown in Exhibit "H." The fuel tanks will comply with all laws, rules and regulations. Alternatively, the fuel tanks will be placed in another location as determined by Landlord. Tenant will have the exclusive right to use this area. Tenant may, at its option, demolish and remove the existing concrete floor slab in this area and replace it with an approximately eight-inch reinforced concrete slab. Tenant shall have the right to install a fuel piping system, which includes two 4-inch double-walled supply and return pipes from the generator to the fuel tanks. Tenant shall have the right to install required fuel fill lines and ventilation lines in locations as reasonably determined by Tenant and approved by Landlord which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall enclose the fuel tanks by constructing a concrete masonry unit enclosure. Tenant shall have the right to test the generator no less than once per week at a time mutually agreed upon between Landlord and Tenant and in compliance with all laws. Tenant hereby agrees to protect, defend, indemnify and hold harmless Landlord for the use of the generator and fuel storage tank and any environmental liability resulting therefrom and Tenant shall remove same upon the expiration of the Lease Term. This indemnity shall survive the expiration of the Lease Term.

     Tenant may, at its option, place the transfer switch and disconnect switch in the Equipment Area along with related piping, conduits and equipment. Tenant specifically will have the option to place a portion of its equipment, including the transfer switch, in the approximately 30 foot by 30 foot room in the Southwest corner of the Annex Building, currently identified as the "Wards Battery Room." The square footage of said space is 981 rental square feet and the rental rate for such space shall be as set forth in Section 1(i) and shall be an addition to Base Rent.

          (c) Temporary Generator. Until a permanent generator is installed, Tenant shall have the right to install and operate a temporary generator in an area adjacent to the Premises to protect Tenant's business from risks attendant to power failure to the Building.

          (d) Telecommunications Connectivity. Tenant will have the right to, at its sole cost and expense, install two service vaults (may be installed underground in the parking lots), on the north and south sides of the Building, in location(s) approved by Landlord in Landlord's sole discretion, by trenching in areas as required, including the parking lots, sidewalks, landscaping, curbing and other common areas so long as Tenant replaces and repairs the same after completing the installation. Tenant will have the right to connect its required conduit into the building and the Premises through penetrations in the exterior of the Building at locations to be determined by Landlord and Tenant. Landlord agrees to allow Tenant to have underground access in, to and about the Building to the public rights-of-way for installation of Tenant's telecommunication conduits to the Premises in a location determined by Landlord, in Landlord's sole discretion and at Tenant's sole expense. Tenant may construct at Tenant's sole cost and expense and for Tenant's exclusive use, two communications closets, each approximately 4 feet by 5 feet, in the areas designated by Landlord in Landlord's sole discretion which shall be near the fiber optics currently in the Building. Tenant shall pay Landlord $450 per month for such closets, whether one or both are constructed. Such rooms will be located in the northwest area of the Building adjacent to other existing telecommunication equipment closets and one in the southwest area adjacent to other existing telecommunication equipment closets, as determined by Landlord in Landlord's sole discretion. Tenant will finish such communications closets to include one overhead light (with switch) and one entry door. Tenant shall install two (2) four-inch conduits to contain electrical and communications lines from the communications closets to the Premises in location(s) mutually agreed upon by Landlord and Tenant.

     Tenant shall have the right to install conduits to construct its fiber optic system in location(s) determined by Landlord in Landlord's sole discretion. Tenant may install two diverse paths for up to two (2) 4-inch conduits from the Premises to two separate penetrations in the foundation of the building to the property line in location(s) mutually agreed upon by Landlord and Tenant.

          (e) Building Electrical System. Landlord shall provide 277/480 volt, three-phase power for a maximum of 2000 amps of power to the Premises. Landlord shall upgrade the Buildings' power systems to accommodate such power needs by installing two additional 1500-amp transformers on or before February 20, 2000, subject, however, to delays caused by Public Service Company, the electric utility provider for the Building. Landlord shall provide 400 amp service to the Premises from the date Tenant is permitted to enter the Premises until the date Public Service Company completes installation of such transformers. Tenant will be permitted to run its electrical lines from the south end of the Building to Tenant's power room in conduit in a location mutually agreed upon by Landlord and Tenant.

          (f)  Conduit/Access/Riser Space.

               (i) Tenant is permitted to install up to four chases which are to be constructed by Tenant at Tenant's expense and which are not to exceed 12 inches by 18 inches, location to be mutually agreed upon between Landlord and Tenant. Up to and until such time that the second floor is leased to a third party, Tenant will have the ability to install two additional exclusive 24" x 24" chases at locations mutually agreed upon between Landlord and Tenant.

               (ii) Subject to approval by Landlord of plans by Tenant, which approval shall not be unreasonably withheld, Tenant may install one 4-inch conduit to each of the telecommunications companies in the Building for Tenant's exclusive use at Tenant's sole cost and expense and in location(s) approved by Landlord in Landlord's sole discretion. Any conduit installed by Tenant shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Lease and any extensions thereto.

               (iii) Tenant will have the non-exclusive right to provide telecommunication services to other tenants in the building. In the event other tenants of the Building request Tenant's telecommunications services, Tenant shall have the right to install one 2-inch conduit from the Premises to such tenants within the Building at Tenant's sole cost in a location determined by Landlord in Landlord's sole discretion.

          (g) Life Safety. Tenant shall have the right to install a fire suppression system (or similar system that may be appropriate) independent of the Building's systems subject to all laws, rules and regulations. Tenant shall also have the right to modify any sprinkler systems within the Premises to a dry pipe pre-action system, provided that such modification complies with all laws and does not reduce the functionality of said sprinkler system within the Premises or anywhere in the Building. Landlord shall cooperate with such reasonable modification and the cost of any such modification shall be paid for by Tenant. Tenant shall have the right to relocate any wetlines in or about the Premises with Landlord's approval as to location, which approval shall not be unreasonably withheld or delayed, at Tenant's sole cost.

          (h) Access to Loading Dock. Subject to the rights of other tenants and availability, Tenant shall have the right to have access to and utilize at all reasonable times the loading areas at no additional cost to Tenant and to have reasonable access to the Premises from such loading areas.

          (i) Staging Area during Construction. Tenant shall have the right to have access to and utilize at all reasonable times an area adjacent to the Premises at no additional cost to Tenant for the purpose of temporarily storing its equipment during Tenant' s construction. This right shall cease upon completion of Tenant's initial construction in the Premises.

          (j) Option to use hot water loop. Tenant will have the option to utilize the landlord's hot water boiler system during the lease term and any options thereto to provide heating to a portion of the Premises with all required system upgrades or modifications resulting therefrom being at Tenant's sole cost and expense. Tenant agrees to pay monthly to Landlord during the term of this Lease, as Rent, an amount equal to Tenant's proportionate share of the gas bill for the East Anchor Building. Tenant's proportionate share of such gas bill shall be computed by multiplying the monthly gas bill for the East Anchor Building by a fraction, the numerator of which is the square footage of the Premises excluding the switch area and the denominator of which shall be 131,707 (the total rentable square footage of the East Anchor Building).

          (k) Security System. Tenant will have the option to install a security system for the Premises along with card reader entry devices and other cypher-type locking entry devices, as determined by Tenant.

     64.  Colocation.  Tenant shall have the right to place the
          ----------
telecommunications equipment of its co-locator customers on the Premises and such co-location shall not be deemed an assignment or sublease requiring the consent of Landlord whether or not a written agreement exists between the parties. For purposes of this Paragraph and Paragraph 18, "co-locator" shall mean a customer of Tenant or a customer of an Affiliate (as defined in Paragraph
18) of Tenant that places telecommunications or internet related equipment belonging to the customer on the Premises which is connected to Tenant's telecommunications switch equipment.

     65.  Landlord Waiver.  Landlord agrees that it shall execute and
          ---------------
acknowledge a Landlord's Waiver in the form attached to this Lease as Exhibit "B" and a Subordination, Non-Disturbance and Attornment Agreement in the form attached to this Lease as Exhibit "C" at the time of the execution of this Lease and shall obtain the execution and acknowledgment of each person holding a recorded security interest in Landlord's leasehold interest in the Premises within twenty (20) days after the execution of this lease and shall promptly deliver such fully executed Landlord's Waiver and joinders and Subordination, Non-Disturbance and Attornment Agreement to Tenant.

     66.  Estoppel Certificate.  Within ten (10) days after any request by
          --------------------
Landlord, Tenant shall execute an Estoppel Certificate to evidence (a) the existence or nonexistence of any default under this Lease by Landlord or by Tenant, any amendments to this Lease or prepayments of rentals and (b) such other facts with respect to this Lease as Landlord or any mortgagee may reasonably require.

     67.  Memorandum of Lease.  A Memorandum of the Lease for recording in the
          -------------------
form attached to this Lease as Exhibit "D" shall be executed and acknowledged by Landlord and Tenant at the same time as the execution of this Lease and promptly recorded in the official records of Adams County, Colorado.

     IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease, in triplicate, as of the Date(s) set forth below their respective signatures hereto.


Signed and acknowledged in the          NORTH VALLEY TECH LLC,
presence of:                            a Delaware limited liability company

                                        By:  NVT Corp., a Delaware corporation,
                                        its managing member

________________________________        By:_____________________________________
First Witness as to Landlord            Name:___________________________________
                                        Title:__________________________________

________________________________
Second Witness as to Landlord

                                        LANDLORD

                                        Date:___________________________________

Signed and acknowledged in the          PAC-WEST TELECOMM, INC.,
presence of:                            a California corporation

________________________________        By:_____________________________________
First Witness as to Tenant

                                        And:____________________________________
________________________________
Second Witness as to Tenant

                                        TENANT

                                        Date:___________________________________

              This Lease must be both Witnessed and Acknowledged
     This Lease is being forwarded for your approval and execution on the understanding that it shall not become effective until it is accepted by
       Landlord and its counsel and executed and delivered by  Landlord.


STATE OF _______________ )
                         ) SS:
COUNTY OF _____________  )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named NORTH VALLEY TECH LLC, a Delaware limited liability company, by NVT Corp., a Delaware corporation, its managing member, by ________, the ________________________ of NVT Corp., who acknowledged that s/he did sign the foregoing instrument and that the same is the free act and deed of said corporation, and his/her free act and deed personally and as such officer.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _______________, __________, this _________ day of ___________________________,
2000.


                                                  ______________________________
                                                  NOTARY PUBLIC

STATE OF _________________ )
COUNTY OF ________________ )


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature:____________________                                      (Seal)


Exhibit "A" - Floor Plan
Exhibit "B" - Landlord Waiver
Exhibit "C" - Subordination, Non-Disturbance and Attornment Agreement Exhibit "D" - Memorandum of Lease
Exhibit "E" - Work Letter
Exhibit "F" - Location of Tenant HVAC
Exhibit "G" - Rules and Regulations

                                  EXHIBIT "C"
                                                                Loan No.
--------------------------------------------------------------------------------

RETURN TO:
---------
__________________
__________________
__________________


            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
            -------------------------------------------------------


     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as "Agreement") made this ___ day of _______________, _______, among
                ---------
______________________________, a ____________________ (hereinafter referred to as "Lender"), ______________________________ (hereinafter referred to as
    ------
"Tenant"), and ___________________________, a _______________ (hereinafter
 ------
referred to as "Landlord").
                -----------

                                R E C I T A L S:
                                ----------------

          A.  Landlord and Tenant have entered into a certain lease dated
              -----------------------------------------------------------
          __________________, amended ________________________________, assigned
          ----------------------------------------------------------------------
          _______________________, (as amended and/or assigned, the "Lease")
          ------------------------------------------------------------------
          relating to the premises described in Exhibit A attached hereto and by
          -----------------------------------------------
          this reference made a part hereof (hereinafter referred to as the "Premises"); and
           --------

          B. Lender has made or has committed to make a loan to Landlord in the approximate principal amount of $_________________ (hereinafter referred to as the "Loan") secured by a mortgage or deed of trust (as
                              ----
          the same may be amended, restated, extended, or otherwise modified from time to time, the "Mortgage") and an assignment of leases and
                                  --------
          rents (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Assignment of Leases") from Landlord
                                           --------------------
          to Lender covering certain property described therein (the "Property")
                                                                      --------
          including the Premises; and

          C. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

               1.  Subordination and Consent.  Lender, Tenant and Landlord do
                   -------------------------
               hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby (including, without limitation, any option or rights contained in the Lease, or otherwise existing, to acquire any or all of the Premises, or any superior leasehold interest therein), is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. Tenant agrees that if there is a default by Landlord in the performance and observance of any of the terms of such Loan, Lender may, at its option, demand all rents due under the Lease be paid by Tenant directly to Lender at the address specified below, or as otherwise specified by Lender. Tenant agrees that upon Lender's written request for payment of rent directly to Lender, Tenant will timely remit any and all payments due under the Lease directly to, and payable to the order of, Lender. Such payments to Lender will constitute performance of Tenant's payment obligations under the Lease.

               2.  Nondisturbance.  Lender does hereby agree with Tenant that,
                   --------------
               in the event Lender becomes the fee simple owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not be:

               a. subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

               b. liable for any act or omission of any prior landlord (including Landlord); or

               c. bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord); or

               d. bound by any amendment or modification of the Lease made without its written consent.

               Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable Law in order for Lender to avail itself of and complete the foreclosure or other remedy.

               3.  Attornment.  Tenant does hereby agree with Lender that, in
                   ----------
               the event Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

               4.  Lease Defaults.  In the event Landlord shall fail to perform
                   --------------
               or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

               5.  Obligations and Liability of Lender.  Lender shall have no
                   -----------------------------------
               obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession. Furthermore, in the event that Lender shall acquire Landlord's interest in the Property, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Property, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease (or under any new lease with Tenant), and Lender is hereby released and relieved of any other obligations or liability hereunder, under the Lease or under any such new lease. Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the Landlord's interest in the Property, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease (as modified by the terms of this Agreement) shall extend only to those liability or obligations accruing subsequent to the date that Lender has acquired Landlord's interest in the Property. Without limiting the generality of the foregoing, neither the Mortgage, the Assignment of Leases nor this Agreement shall, prior to Lender's acquisition of Landlord's interest in the Property, by foreclosure or otherwise, operate to place responsibility for the control, care, management or repair of the Property upon Lender or impose upon Lender responsibility for the carrying out of any of the terms or conditions of the Lease, and Lender shall not be responsible or liable for any waste committed on either the Premises or the Property by any party whatsoever, for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of either the Premises or the Property.

               6.  Severability.  If any portion or portions of this Agreement
                   ------------
               shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

               7.  Governing Law.  This Agreement shall be governed by and
                   -------------
               construed in accordance with the laws of the State of Colorado.

               8.  Notices.  So long as the Mortgage remains outstanding and
                   -------
               unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery. Notice so given shall be effective, as applicable, upon (i) the third (3rd) day following the day such notice is deposited with the U.S. Postal Service, (ii) delivery to the addressee, or (iii) upon delivery to such third party delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

          Lender:   ____________________________________
                    ____________________________________
                    ____________________________________
                    Attn: ______________________________

          Landlord: ____________________________________
                    ____________________________________
                    ____________________________________
                    Attn:________________________________

          Tenant:   ____________________________________
                    ____________________________________
                    ____________________________________
                    Attn:________________________________

               Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth herein.

               9.  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
               and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease and "Lender" refers to Lender and to any assignee of the note secured by the Mortgage and Lender's servicer of the Loan, if any.

               10.  Tenant's Personal Property.  In no event shall the Mortgage
                    --------------------------
               cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant's moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed on or about the Premises.

               11.  Counterparts.  This Agreement may be executed in one or more
                    ------------
               counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

               12.  Headings.  The headings, captions, and arrangements used in
                    --------
               this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                              LENDER:

                              _________________________,
                              a(n)______________________________


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              TENANT:

                              PAC-WEST TELECOMM, INC.,
                              a California corporation


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              LANDLORD:

                              NORTH VALLEY TECH LLC,
                              a Delaware limited liability company

                              By:  NVT Corp., a Delaware corporation,
                              its managing member


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

STATE OF__________________ )
COUNTY OF_________________ )


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature:___________________________                           (Seal)



STATE OF__________________ )
COUNTY OF_________________ )


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


     WITNESS my hand and official seal.



Signature:__________________________________                    (Seal)

STATE OF__________________ )
COUNTY OF_________________ )


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


     WITNESS my hand and official seal.



Signature:________________________________                      (Seal)

                                  EXHIBIT "B"
                                LANDLORD WAIVER


RECORDING REQUESTED BY:



AND WHEN RECORDED, RETURN TO:

MORRISON & FOERSTER
425 California Street
San Francisco, California  94105
Attention:  Jill Feldman, Esq.

 ______________________________________________________________________________
                       (Space Above for Recorder's Use)


                                 LANDLORD WAIVER

     This LANDLORD WAIVER (the "Waiver") is entered into as of this ______ day of ____________________, 2000 by and among NORTH VALLEY TECH LLC, a Delaware limited liability company (the "Landlord"), PAC-WEST TELECOMM, INC., a California corporation (the "Tenant"), and UNION BANK OF CALIFORNIA, N.A., a national banking association, in its capacity as administrative lender (the "Agent") for itself and other financial institutions (collectively, the "Lenders").

                                 RECITALS

     A. The Landlord and the Tenant have entered into that certain lease dated as of ________________, 2000, (as such lease may have been amended to date, the "Lease") covering certain real property in the City of Thornton, County of Adams, State of Colorado, and as more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Premises").

     B. The Landlord is a tenant of the real property of which the Premises forms a part pursuant to a ground lease dated July 22, 1964 and recorded July 22, 1964 in Book 1166 at page 140, records of Adams County, Colorado ("Ground Lease").

     C. As partial security for Tenant's repayment and performance of its obligations under certain credit facilities extended and to be extended in the future to the Tenant by the Lenders, the tenant has granted or will grant a security interest in certain goods, inventory, and other personal property owned by the Tenant, some of which may be located in the Premises, to the Agent.

     D. In connection with the Tenant's granting of such security interest, the Agent requires certain assurances from the Landlord.

                                   AGREEMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Landlord agrees to send the Agent at an address designated by the Agent a copy of any notice of default (or termination) (the "Default Notice") of the Lease, or of the Ground Lease, and grants the Agent during the grace period already permitted under the Lease the right to cure any such default under the Lease. Until further notice from the Agent, the address of the Agent for all notices is as follows:

               Union Bank of California, N.A.
               1800 Harrison Street, Suite 1400
               P.O. Box 1020
               Oakland, CA 94604-1020
               Attention: Gail Fletcher, Vice-President Community Banking Group

     2. Landlord agrees to send to agent, at an address designated by agent, a copy of any Notice of Default or of sale from any mortgagee or beneficiary of a deed of trust secured by Landlord's leasehold interest in the Ground Lease, including, without limitation, any notice from Salomon Brothers Realty Corp.

     3. The Landlord consents to the granting of a security interest in all of the personal property of Tenant located now or in the future on the Premises (the "Personal Property"), including any part of the Personal Property that is now or is hereafter installed on or affixed to the Premises, or that is or may be deemed to be "fixtures" within the meaning of the then applicable Uniform Commercial Code. The Landlord agrees that all of the Personal Property, whether or not affixed to or located or installed on the Premises, constitutes and shall remain personal property and shall not become installed or located on or affixed to the Premises or any other real estate.

     4. The Landlord agrees that any and all liens, claims, demands, rights or interests that the Landlord may now or hereafter have in or to the Personal Property shall be and are hereby made subordinate and inferior to any now existing or hereafter arising lien or security interest in favor of the Agent.

     5. The Landlord agrees that if the Tenant defaults on its obligations to the Agent and, as a result, the Agent undertakes to enforce its security interest in the Personal Property, as follows:

          (a) the Landlord will cooperate with the Agent in its efforts to assemble all of the Personal Property located on the Premises, provided, however, that the Landlord shall not be obligated to incur any expense or other obligation in connection with such cooperation;

          (b) the Landlord will permit the Agent to remain on the Premises for up to sixty (60) days after the Agent declares the default, provided that the Agent, for the period of time the Agent uses the Premises, (i) pays or causes to be paid the base rent or adjusted base rent or, in the case where the Lease has terminated, the base rent or adjusted base rent that would have become due under the Lease for such period if the Lease had not been terminated, for the period of time the Agent uses the Premises; (ii) provides and retains the liability and property insurance coverage and pays utilities required, or which would have been required if the Lease had not been terminated under the Lease; and (iii) delivers a written agreement to do so;

          (c) the Agent or its representatives may enter upon the Premises at reasonable times, and after written notice to the Landlord, for the purpose of removing, or repossessing, the Personal Property, provided that the Agent promptly repairs any and all physical damage to the Premises caused by such removal;

          (d) the Landlord shall not hinder the Agent's actions in enforcing its liens on the Personal Property; and

          (e) except as provided in subsection (b) of this Section 5, the Agent may enter the Premises for such purposes without assuming the Lease and all obligations and all obligations contained therein.

Upon any such removal, any liens, claims, demands, rights or interests of the Landlord in the Personal Property shall be discharged and released. Notwithstanding anything herein to the contrary, in no event shall the Agent's right to enter or occupy the Premises pursuant to this Waiver extend beyond sixty (60) days from the date of termination or expiration of the term of the Lease, and at any time thereafter the Landlord shall have the right to have any personal property of the Tenant that may be located upon the Premises removed from the Premises in accordance with the terms of the Lease and applicable law.

     6. This Waiver may be amended or modified only by an instrument in writing signed by each of the parties hereto.

     7. This Waiver may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     8. This Waiver shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns or encumbrances.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first above written.

                    LANDLORD:       NORTH VALLEY TECH LLC,
                                    a Delaware limited liability company

                                    By:  NVT, a Delaware corporation
                                    its managing member

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                    TENANT:         PAC-WEST TELECOMM, INC.,
                                    a California corporation

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                    AGENT:          UNION BANK OF CALIFORNIA,
                                    N.A., a national banking association,
                                    as Agent for the Lenders

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


STATE OF____________________)
COUNTY OF___________________)


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature:__________________________                                    (Seal)

STATE OF__________________)
COUNTY OF_________________)


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature:_________________________                                   (Seal)



STATE OF                   )
COUNTY OF                  )

     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature:________________________                                      (Seal)



This Instrument was prepared by:

     Neumiller & Beardslee
     509 West Weber Avenue, 5th Floor (95203)
     Post Office Box 20
     Stockton, California 95201-3020

                                    JOINDER
                         SALOMON BROTHERS REALTY GROUP

     This Joinder is made as of _________________, 2000, by Salomon Brothers Realty Corp., a _________ Corporation ("Beneficiary") and is attached to and made a part of that certain Landlord Waiver by and among North Valley Tech LLC, a Delaware limited liability company, ("Landlord"), Pac-West Telecomm, Inc., a California corporation ("Tenant") and UNION BANK OF CALIFORNIA, N.A., a national banking association, as Agent for the Lenders.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Beneficiary hereby joins in the Landlord Waiver and agrees to be bound by its terms and conditions if it should succeed to the interests of the Landlord under the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date set forth above.

                                    BENEFICIARY:

                                    SALOMON BROTHERS REALTY
                                    GROUP a _____________________
                                    Corporation

                                    By:__________________________
                                    Printed Name:________________
                                    Title:_______________________


STATE OF____________________)
COUNTY OF___________________)

     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature:__________________________                                  (Seal)

                                  EXHIBIT "D"
                              MEMORANDUM OF LEASE
                North Valley Tech LLC - Pac-West Telecomm, Inc.

     THIS MEMORANDUM OF LEASE dated as of January ____, 2000, by and between North Valley Tech LLC, a Delaware limited liability company ("Landlord"), and Pac-West Telecomm, Inc., a California corporation ("Tenant").

WITNESSETH:

     By a lease ("Lease") dated January __, 2000, Landlord has demised and leased to Tenant, and Tenant has leased from Landlord the "Premises" consisting of approximately 26,504 rentable square feet located at 500 East 84th Avenue, Thornton, CO 80229 under the following terms and conditions:

1. The Premises are identified on the legal description which is specified as Exhibit "A" and is attached hereto.

2. The Lease term is for ten (10) years and commences on April 1, 2000 and shall terminate on March 31, 2010, unless sooner terminated or extended as provided for in the Lease.

3. The Lease may be extended for two (2) additional terms of five (5) years each.

4. The Lease does provide Tenant with an Expansion Option and Right of First Refusal on certain unleased space on the first floor of the East Anchor Building.

5. The Lease provides that Tenant shall have peaceable and quiet enjoyment of the Premises so long as Tenant is not in default. Said Lease also provides that the Lease shall be subject and subordinate to any mortgage, deed of trust, ground lease or other lien on the Premises if the lienholder or lessor executes a Nondisturbance and Attornment Agreement in the form of Exhibit "C" to the Lease, and a Landlord's Waiver and Joinder in the form of Exhibit "B" to the Lease.

6. The sole purpose of this instrument is to give notice of said Lease and all of its terms, covenants, and conditions to the same extent as if said Lease were set forth herein.

7. The conditions, covenants, and agreements contained in the Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representative, successors and assigns. In the event of any conflict between the terms and conditions of this instrument and the term and conditions of the Lease, it is agreed that the terms and conditions of the Lease shall control.

8. Tenant has nonexclusive use of certain areas outside the Premises pursuant to the Lease.

9.   The Lease does not contain an option to Purchase the Lease Premises.

     IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the day and year first above written.

                              LANDLORD:

                              NORTH VALLEY TECH LLC,
                              a Delaware limited liability company

                              By:  NVT Corp., a Delaware corporation,
                              its managing member


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________
                              Date:___________________________


                              TENANT:

                              PAC-WEST TELECOMM, INC.,
                              a California corporation


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

STATE OF_______________)
COUNTY OF______________)


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

STATE OF_______________)
COUNTY OF______________)


     On _______________, before me, ___________________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

                                  EXHIBIT "E"
                                  WORK LETTER
                           North Valley Tech Center
                           ------------------------

This Work Letter by reference is made part of the Lease between North Valley Tech LLC as Landlord, and Pac-West Telecomm, Inc. as Tenant, covering the Premises known as Suite 100 in the East Building at North Valley Tech Center.


The Premises will be altered by Landlord (except as otherwise provided) as set forth in detail below. Landlord shall provide all materials, labor, construction coordination and general supervision necessary to remodel the Premises (except as otherwise provided) as follows:

                    BUILDING SHELL IMPROVEMENTS AS FOLLOWS:
                    ---------------------------------------

CONSTRUCTION/DEMOLITION
1. Demolition of non-load bearing walls, ceilings, lights, grid, electrical, duct works, hot water pipes and plumbing, and conveyor systems as reasonably required by Tenant. Note that existing structural shear walls and storefront entry locations will remain.
2. Perimeter and demising walls to be drywalled to underside of structure. Tenant shall provide all materials, labor, construction coordination and general supervision necessary to complete this work to Landlord and Tenant's satisfaction. Landlord shall reimburse Tenant for the reasonable cost of this work.
3. Structural support as necessary for Tenant HVAC at roof. Provided Tenant has delivered its specifications to Landlord on or before January 1, 2000, Landlord's plans for its structural reinforcement will be submitted to Tenant for Tenant's approval on or before January 15, 2000. Tenant have the right to require changes to the plans and will submit such requirements to Landlord in writing no later than three (3) days after receipt of Landlord's plans.
4.  New 45 mil ballasted EPDM roof with R 30 insulation.
5. Two new 4 feet x 7.5 feet store front entry doors per tenant's plans. Glazing to match building standard windows.
6. Landlord warrants that the existing slab system on the first floor will meet or exceed Tenant's load criteria of 150psf.
7. In order to provide the Premises with no less than 2000 amps, Landlord will install two (2) 1500 amp transformers for Tenant's non-exclusive use. Landlord will complete such installation on or before the Commencement Date of the Lease.
8. Landlord will complete the removal of all asbestos and other Hazardous Material in and around the Premises and other areas in which Tenant will install its equipment, conduit, pipes, etc.

ELECTRICAL
1. Connected panel provided and sized for Tenant loads, metered separately. Distribution by Tenant.
2. Landlord will work with local utility company to provide 2000 amps of 480 volt/3-phase power to space.

HVAC/MECHANICAL
1. Tenant to submit plans for approval, such approval not to be unreasonably withheld, delayed or involving any relocation of sprinkler, or plumbing lines. Tenant to maintain in good working order all existing sprinkler and plumbing lines during and after relocation work.

Other than the work described above as building shell improvements, the space will be delivered in "as is" condition.

In the event Tenant makes any changes, additions or modifications to the Landlord's work and materials ("Tenant Changes") which result in an increase in costs to Landlord over and above the costs Landlord would have incurred in the absence of the Tenant Changes, Landlord shall notify Tenant in writing of the amount of such increase. Only changes approved by Tenant's Facility Planner shall be accepted.

Upon receipt of said notice Tenant shall, within three (3) business days thereafter, notify Landlord in writing that it shall either (I) approve the additional cost to complete the alterations and thereby agree to reimburse Landlord for the amount by which the cost to complete the alterations (which cost shall include an amount equal to five percent (5%) of Landlord's costs as an administrative fee attributable to its construction coordination and supervision) exceeds Landlord's costs without Tenant's changes, or (ii) agree to reduce the scope of the alterations so that the actual cost of the alterations does not exceed Landlord's costs without Tenant Changes.

If the Tenant is to provide any additional features, materials or work over and above that specified in this Work Letter, Tenant must receive the written approval of Landlord, in advance, and must pay all costs and expenses for such work.

Finally, Tenant understand and acknowledges that notwithstanding any representation by Landlord or its agents to the contrary (i) Landlord estimates that the time to complete construction described above is 2 to 4 weeks and that Landlord will not commence construction until after the Lease is fully executed by both parties; and (ii) if Tenant desires at its sole cost and expense, and Landlord agrees, to make any changes in the scope of construction, then the estimated completion of construction will be adjusted accordingly. Any Tenant delays in reviewing or approving space plans, construction documents, or submittals, or in providing necessary information in the planning or construction process will not postpone the Lease Commencement Date.

AGREED TO AND ACCEPTED BY:             AGREED TO AND ACCEPTED BY:

PAC-WEST TELECOMM, INC.                NORTH VALLEY TECH LLC, a Delaware
                                       limited liability company

                                       By:  NVT Corp., a Delaware corporation,
                                       its managing member


By:________________________            By_____________________________
Name:______________________            Name:__________________________
Title:_____________________            Title:_________________________

Date:_______________                   Date:____________________

         TENANT                                   LANDLORD

                                  EXHIBIT "G"
                             RULES AND REGULATIONS


     A. Advertising and Signs: Unless expressly permitted by Landlord, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building, except on the glass or panels of the doors of the Premises, and then only of subject matter and in such color, size, style and material as shall conform to the specifications of Landlord. Landlord reserves the right to remove all other signs or lettering without notice to Tenant, at the expense of Tenant. Any newspaper, magazine or other advertising done from the said Premises, or referring to the said Premises, which in the opinion of Landlord is objectionable shall be immediately discontinued upon notice from Landlord.

     B. BICYCLE AND ANIMALS: Except as provided in this Lease, no bicycle or other vehicle and no animal shall be brought or permitted to be in the Premises or the Building without the prior consent of Landlord.

     C. CLOSING AND LOCKING DOORS: Unless expressly permitted by Landlord, all doors to the Premises are to be kept closed at all times except while in actual use for entrance to or exit from such Premises. Tenant shall be responsible for the locking of doors and the closing of transoms in and to the Premises. Any damage resulting from neglect of this rule shall be paid by Tenant.

     D. MACHINERY: Landlord's written consent shall be first obtained for the use or installation of all types of office machinery, generally described as, but not limited to, machinery equipment, I.B.M. equipment, refrigeration equipment, heating equipment, air conditioning apparatus, and all other types of office machine equipment. This clause is not meant to refer to the use or installation of such equipment as standard adding machines and typewriters which are used on desks and similar office equipment.

     E. UNSIGHTLY PLACEMENT OF EQUIPMENT: Unless expressly permitted by Landlord, Tenant shall not place or allow anything to be against or near the glass of partitions or doors or windows of the Premises which may diminish the light in, or be unsightly from, halls or corridors.

     F. LOCKS: Unless expressly permitted by Landlord, no additional locks or similar devices shall be attached to any door and no keys other than those provided by Landlord shall be made for any door. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys of the Premises and shall explain to Landlord all combination locks on safes, cabinets and vaults.

     G. NOISES AND OTHER NUISANCES: Tenant shall not make or permit any noise or odor that is objectionable to Landlord or to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance therein, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building.

     H. OBSTRUCTIONS: Unless expressly permitted by Landlord, Tenant shall not obstruct, or use for the storage or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building and no floor mats shall be placed in the corridors by Tenant.

     I. SOLICITORS: Landlord reserves the right, but shall not be held obligated, to exclude or eject from the Building any or all solicitors, canvassers or peddlers, and any other class of persons and individuals who conduct themselves in such a manner as in the judgment of Landlord constitutes an annoyance to any tenants of the Building or an interference with Landlord's operation of the Building, or who are otherwise undesirable. Tenant shall cooperate with Landlord in preventing soliciting and peddling in the Building.

     J. LIGHT FOR CLEANING: Tenant, at its expense, shall provide artificial light and electric current for any cleaning, repairs, alterations or other services in the Premises.

     K. APPLICATION FOR SERVICES: Tenant shall make application at the office of the Building for all cleaning, repairing, alteration or special services. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instruction from Landlord.

     L. WINDOWS AND PROJECTIONS: Nothing shall be affixed to or projected beyond the outside of the Building by Tenant without the proper written consent of Landlord. If Tenant desires, and Landlord permits, blinds, shades, awnings, or other form of outside or inside window covering, ventilating equipment or similar devices, they shall be furnished and installed at the expense of Tenant and must be of such shape, color, material and make as are approved by Landlord. Tenant shall not place or permit to be placed any article of any kind on the window ledges or elsewhere on the exterior walls, and shall not throw or drop or permit to be thrown or dropped any article from any window of the Building.

     M. WEAPONS: Tenant shall not permit its employees, contractors, or any other person under its control to bring into the Building any firearm or weapon without first obtaining the written consent of Landlord.

     N. ADDITIONAL RULES: Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be needed or desired for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein, but shall not impair the use and enjoyment of the Premises under the other terms and provisions of the within Lease.